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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Investors Real Estate Trust (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INVESTORS REAL ESTATE TRUST 1400 31st Ave SW, Suite 60 P.O. Box 1988 Minot, ND 58702-1988

April 6, 2020

Dear Fellow Shareholders:

It is a pleasure to invite you to attend the 50th Annual Meeting of Shareholders (the "2020 Annual Meeting") of Investors Real Estate Trust (the "Company"), to be held on Tuesday, May 19, 2020, at 9:00 a.m. Central Daylight Time, at the Company's offices located at 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402.

At the 2020 Annual Meeting, you will be asked to vote on the following items:

  1.
  The election of the eight nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

  2.
  an advisory vote on executive compensation;

  3.
  the approval of the Amended and Restated 2015 Incentive Plan;

  4.
  the ratification of Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2020; and

  5.
  such other matters as may properly come before the 2020 Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees recommends that you vote for each of these proposals..

Information about the 2020 Annual Meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2020 proxy materials and Annual Report for the year ended December 31, 2019 are available online at www.proxyvote.com.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If you are planning to attend our Annual Meeting, please monitor our website at ir.iretapartments.com for updated information in the event the impact of COVID-19 requires alternative arrangements. As always, we encourage you to vote your shares prior to the Annual Meeting. Please note that information in this Proxy Statement is related to 2019 performance and compensation, neither of which were affected by COVID-19.

On or about April 6, 2020, we mailed most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our Proxy Statement and Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about April 6, 2020, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Please refer to the Proxy Statement for details on the 2020 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly.

Sincerely, INVESTORS REAL ESTATE TRUST
Mark O. Decker, Jr. President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 19, 2020, at 9:00 a.m. CDT

Notice is hereby given that the 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") of Investors Real Estate Trust (the "Company") will be held on Tuesday, May 19, 2020, at 9:00 a.m. Central Daylight Time, at the Company's offices located at 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402, for the following purposes:

  1.
  To elect the eight nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

  2.
  To hold an advisory vote on executive compensation (the "say on pay vote");

  3.
  To approve the Amended and Restated 2015 Incentive Plan;

  4.
  To ratify Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2020; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the 2020 Annual Meeting.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If you are planning to attend our Annual Meeting, please monitor our website at ir.iretapartments.com for updated information in the event the impact of COVID-19 requires alternative arrangements. As always, we encourage you to vote your shares prior to the Annual Meeting.

The Company's Board of Trustees has fixed the close of business on March 23, 2020 as the record date for determining the shareholders entitled to receive notice of and to vote at the 2020 Annual Meeting or any adjournment(s) or postponement(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Company's 2020 Annual Meeting to be held on May 19, 2020: The 2020 Proxy Materials and Annual Report for the year ended December 31, 2019 are available at www.proxyvote.com.

By Order of the Board of Trustees,
Anne Olson General Counsel and Secretary

Minot, North Dakota
April 6, 2020

It is important that your shares be represented and voted at the 2020 Annual Meeting. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) in person at the 2020 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2020 Annual Meeting.

INVESTORS REAL ESTATE TRUST

1400 31st Avenue SW, Suite 60
P.O. Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785

PROXY STATEMENT Q&A FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

The Board of Trustees ("Board") of Investors Real Estate Trust, a North Dakota real estate investment trust ("we," "us," or the "Company"), is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Company's offices located at 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402 on Tuesday, May 19, 2020 at 9:00 a.m., Central Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

This proxy statement and the accompanying Notice and Form of Proxy are first being mailed or made available on the Internet to shareholders on or about April 6, 2020.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

How is the Company distributing proxy materials?

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2020

Our Notice of Annual Meeting of Shareholders, the Proxy Statement, and the Company's 2019 Annual Report are available on the following website: www.proxyvote.com

In accordance with Securities and Exchange Commission ("SEC") rules, we have elected to mail our proxy materials to the record holders of our common shares while also furnishing our proxy materials to shareholders over the Internet, and we have instructed brokers, banks, and similar intermediary organizations to provide to the beneficial shareholders that hold their common shares in "street name" (other than beneficial shareholders who previously requested printed copy delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online (the "Notice").

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. If you receive the Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form free of charge on a one-time or on-going basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

In addition to this proxy statement, our proxy materials include our 2019 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2019 (the "Form 10-K"). Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, also are available in the Investor Relations section of our website (ir.iretapartments.com) under the tab "Financial Reporting." The information included in our website is not incorporated herein by reference.

How does COVID-19 impact the information contained in this Proxy Statement and the Company's business?

Information contained in this Proxy Statement relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic. However, the COVID-19 pandemic could significantly impact our 2020 financial results and compensation outcomes. With the economic uncertainty that lies ahead, it is too early to quantify the financial impact to our business. In order to minimize the impact of COVID-19 on our team, residents, and communities, we undertook the following measures in March 2020:

  •
  We enacted social distancing practices for our team and within our communities in order to do our part to stop the spread of COVID-19, including encouraging residents to use electronic or phone communication when contacting our staff;

  •
  We closed all common amenity spaces, including on-site fitness centers, community rooms, swimming pools, resident coffee services, and conference facilities, until further notice in an effort to support social distancing and comply with governmental regulations;

  •
  We implemented enhanced cleaning and disinfecting protocols at our communities;

  •
  We announced that maintenance requests would be completed for essential or emergency services only;

  •
  We closed our offices to the public, and our leasing is being done on-line and through virtual tours;

  •
  We extended the time to pay April 2020 rent;

  •
  We waived all fees associated with credit card payments;

  •
  We suspended eviction filings in accordance with government regulations;

  •
  We offered rental deferment payment plans to residents experiencing financial hardship; and

  •
  We offered flexible lease renewal terms.

We will continue to take actions necessary to protect our revenue stream, limit our expenses, and maintain our liquidity. Our Board of Trustees is monitoring the impact of the COVID-19 pandemic, and may choose to modify performance goals or incentive compensation awards for 2020 after considering the impact of COVID-19 on our financial performance.

What if we cannot hold the Annual Meeting in person due to COVID-19?

We intend to hold our Annual Meeting in person. However, we are actively monitoring COVID-19; we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If you are planning to attend our Annual Meeting, please monitor our website at ir.iretapartments.com for updated information in the event the impact of COVID-19 requires alternative arrangements. As always, we encourage you to vote your shares prior to the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Four proposals will be voted on at the Annual Meeting:

  •
  The election of eight trustees to serve until the 2021 annual meeting of shareholders and until their respective successors are duly elected and qualified;

  •
  The approval on a non-binding advisory basis of the compensation paid to the Company's named executive officers;

  •
  The approval of the Company's Amended and Restated 2015 Incentive Plan; and

  •
  The ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

What are the Board's recommendations?

Our Board unanimously recommends that you vote:

  •
  "FOR" the election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);

  •
  "FOR" the non-binding advisory approval of executive compensation (Proposal 2);

  •
  "FOR" the approval of the Company's Amended and Restated 2015 Incentive Plan (Proposal 3); and

  •
  "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 (Proposal 4).

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Mark O. Decker, Jr. or Theodore C. Cadwell, Jr., or any of them, will have discretion to vote on those matters in accordance with his or their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who is entitled to vote?

Shareholders of record at the close of business on March 23, 2020 (the "Record Date") may vote at the Annual Meeting. As of the close of business on the Record Date, there were 12,149,875 of our common shares outstanding. Each common share is entitled to one vote on all matters being considered at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Both abstentions and broker non-votes (as discussed below under "What vote is required to approve each item?") are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a registered shareholder and holding shares in street name?

If your common shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company ("AST"), you are considered a registered holder of those common shares.

If your common shares are held by a broker, bank, or nominee, you hold those common shares in street name. Your broker, bank, or other nominee will vote your common shares as you direct.

How do I vote?

Whether you hold shares as the shareholder of record or in street name, you may direct how your shares are voted without attending the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted.

Shareholders of Record.    As a shareholder of record, you may vote in person at the meeting, send a representative to the meeting with a signed proxy to vote on your behalf, or vote by authorizing a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope in accordance with the instructions included on your proxy card.

Beneficial ("Street Name") Shareholders.    The broker, bank, or similar intermediary that holds your common shares in an account is considered to be the holder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the common shares held in your account. You may vote by submitting voting instructions to your broker, bank, trustee, or other intermediary in accordance with the Notice, including by submitting a voting form provided to you by such intermediary. If you wish to vote at the meeting, you must obtain a legal proxy issued in your name from the broker, bank or nominee that holds your common shares giving you the right to vote the common shares. You can ensure your vote is cast at the meeting by completing, signing, dating, and returning your proxy card or voting form. Your vote will be cast in accordance with the instructions included on a properly signed and dated proxy card or voting form.

If you do not return a signed proxy card or voting form (or, if you are a beneficial owner, otherwise submit your vote in accordance with the instructions provided in the Notice) or attend the Annual Meeting in person or by representative and vote, no vote will be cast on your behalf. The proxy card indicates on its face the number of common shares registered in your name on the Record Date, which corresponds to the number of votes you will be entitled to cast at the meeting on each proposal.

You are urged to follow the instructions on your proxy card or your Notice and voting form, as applicable, to indicate how your vote is to be cast. If you return your signed proxy but do not indicate your voting preferences, your common shares will be voted on your behalf as follows:

  •
  "FOR" the election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);

  •
  "FOR" the non-binding advisory approval of executive compensation (Proposal 2);

  •
  "FOR" the approval of the Amended and Restated 2015 Incentive Plan (Proposal 3); and

  •
  "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 (Proposal 4).

Can I change my vote or revoke my proxy?

If you are a shareholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions (including a voting form) to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your common shares, by attending the meeting and voting in person.

What vote is required to approve each item?

Proposal		Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes(1)

1.	Election of trustees	For, against, or abstain on each nominee	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
2.	Advisory vote to approve the Company's executive compensation (say-on-pay)	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
3.	Approval to adopt the Amended and Restated 2015 Incentive Plan	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
4.	Ratification of the Appointment of Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2020	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	Not applicable

(1)
If you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on Proposal No. 4, but not for any of the other proposals.

If your common shares are held in "street name," and you do not instruct the broker as to how to vote these shares on Proposal 1, 2, or 3, the broker may not exercise discretion to vote for or against those proposals. This would be a "broker non-vote," and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 4, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Is cumulative voting permitted for the election of trustees?

No. The Company's Declaration of Trust and Bylaws do not permit cumulative voting at any election of trustees.

How are proxies solicited?

The Company will pay for the expenses of soliciting proxies. Employees, officers, and trustees of the Company may solicit proxies. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common shares.

What is householding?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its shareholders. This method of delivery, known as "householding," permits us to realize significant cost savings and reduces the amount of duplicate information shareholders receive. For notices sent to shareholders sharing a single address, we are sending only one set of proxy materials (or one Notice, if applicable) to that address unless we have received contrary instructions from a shareholder at that address. Any shareholders who object to, or wish to begin, householding or who wish to receive just one set of materials (rather than multiple copies) in the future may notify the Secretary orally or in writing at the telephone number or address set forth herein. We will deliver promptly an individual copy of the proxy materials (or one Notice, if applicable) to any shareholder who revokes its consent to householding upon our receipt of such revocation.

How do I find out the voting results?

We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 26, 2020. The Form 8-K will be available at our website (ir.iretapartments.com) under the tab "Financial Reporting — SEC Filings" and on the SEC's website at http://www.sec.gov.

What do I need to do if I would like to attend the Annual Meeting?

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver's license, when you arrive. If you hold your common shares in "street name," typically through a brokerage account, you also will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your common shares held in street name in person at the meeting, you must bring with you a legal proxy in your name from the broker, bank or other nominee that holds your common shares.

For directions to the Annual Meeting, you may visit our website at www.iretapartments.com or call us at (701) 837-4738.

What is the deadline for shareholder proposals for the 2021 Annual Meeting?

The deadline for submitting a shareholder proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is December 7, 2020. Such proposals must comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our Bylaws contain additional advance notice requirements for shareholders who wish to present a proposal, including shareholder nominees for election to the Board, before an annual meeting of shareholders (and not pursuant to Rule 14a-8 of the Exchange Act). According to our Bylaws, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders must be made not less than 90 days nor more than 120 days prior to the first anniversary of the date our proxy statement is released to shareholders for the prior year's annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant these Bylaw provisions (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than January 19, 2021 and no later than February 18, 2021. A shareholder's notice must set forth the information required by our Bylaws with respect to each shareholder proposal.

All notices of proposals by shareholders, whether or not intended to be included in the Company's proxy materials, should be sent to Investors Real Estate Trust, c/o Secretary, 1400 31st Ave. SW, Suite 60, Minot, ND 58702.

PROPOSAL 1: ELECTION OF TRUSTEES

Description of Proposal

The Articles of Amendment and Third Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust") provide that the Board of Trustees shall be composed of not less than five nor more than fifteen trustees. The Board currently consists of eight trustees.

Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem have been nominated for election as trustees at the Annual Meeting, to serve for a term of one year expiring at the 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

All of the nominees are presently serving as trustees of the Board and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board, and such recommendations were adopted by the Board.

In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.

The charts below provide additional information regarding the current composition of our Board, including age of our trustees, trustee tenure, gender diversity, and Board independence:

Required Vote

The affirmative vote of the holders of a majority of the common shares present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees.

Vote Recommended

The Board recommends that shareholders vote FOR the election of the eight nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

Nominees

The following table sets forth the names of and biographical information regarding each of the nominees, including their age as of April 1, 2020, principal occupation, the year they each first became a trustee, their current Board committee memberships and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Jeffery P. Caira Chair	Former Director — Co-Portfolio Manager with AEW Capital Management

Jeffrey P. Caira has served as a trustee of the Company since June 23, 2015, and as Chair of the Board since April 27, 2017. Mr. Caira has over 30 years of experience in the real estate industry. From 2003 to 2013, he served in various positions at AEW Capital Management, lastly as Director — Co-Portfolio Manager of the North American Diversified Strategy, a multi-billion dollar real estate securities portfolio, before retiring. Prior to that, Mr. Caira served as a Vice President-Portfolio Manager and Senior Analyst for Pioneer Investment Management, Inc. from 2000 to 2003, managing the U.S. real estate sector fund; and Vice-President — Senior Equity Research Analyst for RBC Dain Rauscher, Inc. (formerly Tucker Anthony) from 1998 to 2000, covering equity REITs. Mr. Caira received a Bachelor's degree from the University of Notre Dame and an MBA from the Kellogg School of Management. He is a licensed real estate broker in the Commonwealth of Massachusetts.

Mr. Caira brings the following experience, qualifications, attributes, and skills to the Board: general business management, portfolio management, portfolio valuation and analysis of public securities and real estate, capital markets, investment banking, finance, strategic planning, property management and property acquisition experience from his over thirty years in the real estate industry; insight into governance and management best practices from over ten years of serving on boards of various non-profit organizations; and extensive business and personal contacts in the real estate and investment banking fields.

		62	2015	Independent Chair of the Board of Trustees; Audit

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Michael T. Dance
Former Chief Financial Officer of Essex Property Trust, Inc. (NYSE: ESS)

Michael T. Dance has served as a trustee of the Company since April 19, 2016. Mr. Dance has over 23 years of real estate industry experience and over 35 years of accounting and finance experience. From 2005 until he retired in late 2015, Mr. Dance served as Executive Vice President and Chief Financial Officer of Essex Property Trust, Inc., an S&P 500 company and publicly traded REIT that acquires, develops, redevelops, and manages multifamily residential properties in select West Coast markets. From 2002 to 2005, Mr. Dance was an independent consultant providing Sarbanes-Oxley compliance consultation and litigation support and served as an adjunct Professor for the University of California at Berkeley, Haas School of Business. Mr. Dance began his career at KPMG in 1978 and was a partner from 1990 to 2002. Mr. Dance received his Bachelor's degree in Economics from California State University, East Bay, and is a Certified Public Accountant (retired).

Mr. Dance brings the following experience, qualifications, attributes and skills to the Board: general business management, corporate governance and finance and strategic planning experience from his executive-level position with a publicly traded REIT; real estate industry investment, development, acquisition, disposition, marketing, and management experience from his approximately 24 years in the real estate industry; accounting and public reporting experience; and extensive business and personal contacts in the real estate industry.

		63	2016	Independent Trustee; Audit (Chair)

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Mark O. Decker. Jr.
President, Chief Executive Officer, and Chief Investment Officer of the Company

Independent Director of Alpine Income Property Trust, Inc. (NYSE: PINE)

Mark O. Decker, Jr. has served as a trustee of the Company since April 27, 2017, and has been employed by the Company since August 5, 2016. Mr. Decker has been the Company's President and Chief Investment Officer since August 5, 2016 and was also appointed as the Company's Chief Executive Officer on April 27, 2017. From 2011 to 2016, Mr. Decker served as the Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. Prior to that, he served as Managing Director with Morgan Keegan & Company, Inc., a brokerage firm and investment banking business, from February 2011 to September 2011, and worked with Robert W. Baird & Co. Incorporated, an employee-owned international wealth management, capital markets, private equity, and asset management firm with offices in the United States, Europe, and Asia, from 2004 to 2011, where he last served as Managing Director, Real Estate Banking.

Mr. Decker received a Bachelor's degree in History from the College of William & Mary. Mr. Decker brings the following experience, qualifications, attributes and skills to the Board: capital markets and strategic planning experience from his 16-year career as a real estate investment banker; familiarity with the various real estate markets in which the Company operates through his service as an executive with the Company; and extensive contacts through his years in the real estate and finance industries.

		44	2017	Executive Trustee; None

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Emily Nagle Green	Former CEO of Smart Lunches, Inc.

Independent Director of Casella Waste Systems (NASDAQ: CWST) and privately-held Lee Kennedy Company

Emily Nagle Green has served as a trustee of the Company since February 15, 2018. Ms. Green has a wealth of experience leading companies that have developed innovative technologies for businesses and consumers alike. She has served as CEO for three separate companies, including Smart Lunches, Inc., a venture-backed start-up providing online ordering and delivery for school lunches, for which she served as CEO from 2012-2016 and helped to build an award-winning technology platform, and scaled the business to serve 300 schools in 9 states. Prior to that, she served as CEO for two private-equity-backed research firms from 2005-2011: Yankee Group and Cambridge Energy Research Associates (CERA). She also led consumer technology research at Forrester Research, Inc., where she built the then-largest consumer technology research panel, serving executives at dozens of Fortune 1000 firms seeking to meet consumer needs in a fast-changing technology environment. She also coaches first-time CEOs and is the author of "ANYWHERE: How Global Connectivity is Revolutionizing the Way We Do Business" (McGraw-Hill 2010). Ms. Green received a Bachelor's degree in linguistics from Georgetown University and a Master's degree in Artificial Intelligence and Computer Graphics from the University of Pennsylvania.

Ms. Green brings the following experience, qualifications, attributes and skills to the Board: executive leadership and management, general business management, application of technology, corporate governance, strategic planning experience from serving as CEO of three companies, and management best practices from her years of advising CEOs and boards of various companies and non-profit organizations.

		62	2018	Independent Trustee; Nominating and Governance (Chair); Compensation

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Linda J. Hall	Entrepreneur-in-Residence, Carlson School of Management, University of Minnesota

Independent Director of Amedysis Inc. (NASDAQ: AMED),

Linda J. Hall, Ph.D., has served as a trustee of the Company since September 21, 2011. Since 2008, Ms. Hall has been a volunteer Entrepreneur-in-Residence at the Carlson School of Management, University of Minnesota. Ms. Hall has more than 40 years of executive experience in the manufacturing and service sectors, including healthcare, venture capital financing, employee benefits, and teaching. During her career, she has launched 20 start-up companies as an executive, director, or consultant, including three inside $1 billion plus companies. Ms. Hall also has 25 years of experience serving on the boards of privately-held and public reporting companies in the United States and Europe, including serving as the chair of compensation, compliance, governance, and nominating committees and as a member of audit committees. Ms. Hall currently serves on the boards of DentaQuest, Children's Minnesota, and Martell Diagnostic Laboratories. She previously served on the boards of four publicly held companies: Amedisys (NASDAQ: AMED) from 2013 to 2019, Health Fitness Corporation (NASDAQ: HFIT) from 2001 until it was acquired in 2010, MTS Systems Corporation (NASDAQ: MTS) from 1995 to 2006, and August Technology (NASDAQ: AUGT) from 2002 until it was acquired in 2006. She also served on the Ascension Ventures board from 2011 to 2018, and previously served on the board of a privately-held European company, Laastari/R Clinic, from 2010 to 2015. She is a Phi Beta Kappa graduate of the University of Michigan and received a master's degree in Psychology from the University of Michigan, a master's degree in Social Work from the University of Minnesota, and a Ph.D. in Education Administration from the University of Minnesota.

Ms. Hall brings the following experience, qualifications, attributes and skills to the Board: general business management, marketing strategy and strategic planning experience from her executive-level positions with public and private companies, and extensive experience with corporate governance and compensation practices from her service on numerous non-profit, private, and public company boards of directors.

		71	2011	Independent Trustee; Compensation (Chair); Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Terrance P. Maxwell	Chief Financial Officer, Managing Director and member of the Executive Committee of Robert W. Baird & Co. Incorporated

Terrance P. Maxwell has served as a trustee of the Company since November 6, 2013. Mr. Maxwell has been the Chief Financial Officer since March 2015 and a Managing Director and member of the Executive Committee since May 2014 of Robert W. Baird & Co. Incorporated ("Baird"), an employee-owned, international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe, and Asia. Prior to this, he had served in several positions at Baird, including Director of Corporate Development and Strategic Investment from May 2014 until March 2015 and head of Investment Banking from 1997 to 2006. He currently serves on the board of Baird and is also a member of the board of the Greenhouse Funds, an independent asset management company in which Baird has a strategic investment. Mr. Maxwell received an MBA from the Kellogg School of Management at Northwestern University.

Mr. Maxwell brings the following experience, qualifications, attributes and skills to the Board: general business management, capital markets, investment banking, finance and strategic planning experience from his over twenty years in investment banking at Baird; insight into governance and management best practices from his years of advising boards on strategic transactions and his experience as a director of various companies and non-profit organizations; and extensive business and personal contacts in the finance and investment banking fields.

		59	2013	Independent Trustee; Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

John A. Schissel	President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT

John A. Schissel has served as a trustee of the Company since April 19, 2016. He has over 28 years of experience in the real estate industry, over 15 years of direct chief financial officer experience, including 6 years serving as chief financial officer of two publicly traded REITs, and over 10 years of investment and corporate banking experience serving REITs. From December 2015 to the present, Mr. Schissel has served as the President and Chief Financial Officer for Carr Properties, a privately held REIT focused on the ownership, development, acquisition and management of high-quality office properties in the Washington, DC and Boston, MA markets. He previously served as the Executive Vice President and Chief Financial Officer of Invitation Homes, the nation's largest owner and operator of single-family rental homes from 2014 to 2015; and Executive Vice President and Chief Financial Officer of BRE Properties, Inc., a multifamily REIT based on the West Coast, from 2009 to 2014. He received his Bachelor's degree in Business Administration with a concentration in finance from Georgetown University.

Mr. Schissel brings the following experience, qualifications, attributes and skills to the Board: corporate finance, capital markets, investment banking, executive management, and strategic planning experience; public company executive management, accounting, and reporting experience from serving as CFO of two publicly-traded REITs; real estate industry investment, development, and management experience from his approximately 27 years in the real estate industry; and his extensive business and personal contacts in the real estate industry.

		53	2016	Independent Trustee; Compensation

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

Mary J. Twinem	Former Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.

Independent director of Valvoline, Inc. (NYSE: VVV) and Medica Holding Company, a multi-state health insurance company.

Mary J. Twinem has served as a trustee of the Company since February 15, 2018. She has over 30 years of experience in accounting, financial reporting, financial planning and analysis, investor relations, and supply chain management. From 1996 until 2016, she served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, until her retirement. Prior to that position, she served as Controller of Buffalo Wild Wings in 1995. From 1989 to 1994, she worked for Dahlberg/Miracle-Ear, the manufacturer and franchisor of Miracle-Ear hearing aids, ultimately becoming the company's Controller. Prior to that, she spent 7 years in public accounting, where she primarily assisted small businesses. Ms. Twinem was named one of the "Top Women in Finance" in Minnesota by the Finance and Commerce publication in 2004 and was inducted into their Circle of Excellence in 2010. Ms. Twinem received a Bachelor's degree in accounting from the University of Wisconsin-Platteville and was a Certified Public Accountant (inactive).

Ms. Twinem brings the following experience, qualifications, attributes, and skills to the Board: general business management; financial planning and analysis; business-to-consumer insights; investor relations; and supply chain management. Ms. Twinem also brings public company financial reporting expertise and executive management experience gained from her more than 20 years of service as the CFO and as an executive officer of Buffalo Wild Wings.

		59	2018	Independent Trustee; Audit

CORPORATE GOVERNANCE AND BOARD MATTERS

IRET's management and Board of Trustees aspire to be good stewards of the shareholder investment entrusted to IRET. Sound corporate governance is critical to retaining the trust of investors and to IRET's commitment to continue to operate with the highest standards of integrity. Certain highlights from IRET's corporate governance policies and practices are set forth below. Our Governance Guidelines also can be found on our website at http://ir.iretapartments.com under "Corporate Overview — Corporate Governance."

Supermajority Independent Board	Independent Standing Committees and Lead Independent Director	Regular Access to and Involvement with Management

The only member of management who serves on the Board is the Company's President and CEO. Seven of the eight nominees for the Board, or 87.5%, are independent.	Only independent trustees serve on the standing committees, including Audit, Compensation, and Nominating and Governance.	In addition to regular access to management during Board and committee meetings, the independent trustees have ongoing, direct access to members of management and to the Company's business.

Board Refreshment	Engaged Board	Stockholder Engagement

Trustees of varying tenures and perspectives serve on the Board, with new trustees joining the Board every few years, including two new trustee nominees and one trustee retirement in calendar year 2018.	In addition to regular access to management, the independent trustees meet at least quarterly, including in executive session, and receive written updates from the CEO at least monthly.	Under the direction of the Board, the Company regularly engages with shareholders on governance, pay, and business matters.

No Pledging or Hedging of Shares	Majority Voting with a Resignation Policy	Related Party Transactions

The Company prohibits trustees and executive officers from entering into pledging or hedging transactions involving Company securities and from holding Company securities in margin accounts or pledging such securities as collateral for loans.	Since inception, the Company's trustees have been elected annually, and the Company requires its trustees to be elected by a majority vote.
The Company maintains a related party transaction policy to ensure that potential conflicts of interests are addressed and that the Company's decisions are based on considerations only in the best interests of the Company and its shareholders.

Risk Assessment	No Interlocking Directorships	Term Limits

The Board conducts an annual risk assessment that focuses on the key risks facing the Company.	No Company trustee or member of management serves on a Board or a compensation committee of a company at which a Company trustee is also an employee.	Rather than impose arbitrary limits on service, the Company regularly (at least annually) reviews each trustee's continued role on the Board and considers the need for periodic Board refreshment.

Regular Self-Evaluations	Mandatory Retirement	Separation of Chair and CEO

The Board and its committees conduct annual self-evaluations.	The Company's Governance Guidelines require that trustees must be less than 74 years of age upon the date of the annual meeting at which such trustee is elected or re-elected.	The Company's governance guidelines provide that the positions of Board Chair and CEO should be held by separate persons. The Board is led by an Independent Chair.

Environmental	Social Responsibility	Annual Review of Charters and Key Policies

The Nominating & Governance Committee has oversight of the Company's environmental, social and governance (ESG) initiatives. The Company is committed to creating a diverse, sustainable and environmentally responsible organization.
In 2019, the Company provided more than $43,000 of financial support for over 25 organizations benefiting the communities in which we operate. We also provided paid time off that allowed our team members to provide over 625 volunteer hours in our communities. We and our team members overall donated more than $14,500 to Team Hope, our emergency fund for team members in need.
The Board and each standing committee reviews its charter annually, along with the Company's Governance Guidelines, Code of Conduct, Code of Ethics for Senior Financial Officers, Insider Trading Policy, and Whistleblower Policy.

Attendance at Board and Committee Meetings

All trustees are expected to attend each meeting of the Board and the committees on which they serve. During 2019, the Board held nine meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held four meetings. No trustee nominee named in the Proxy Statement attended fewer than 75% of the meetings of the Board and the committees on which he or she served during the past year. Trustees are not required to attend the Annual Meeting, but the following Trustees attended the 2019 Annual Meeting of Shareholders: Mr. Caira (Chair) and Ms. Twinem in person, and Ms. Green, Mr. Maxwell, and Mr. Schissel via teleconference.

Trustee Independence

The Board of Trustees determined that each of Jeffrey P. Caira, Michael T. Dance, Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem qualified as an "independent trustee" in accordance with the NYSE listing standards (the "Standards"). Under the Standards, no trustee of the Company will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee's business and personal activities as they may relate to the Company and the Company's management.

Each member of the Audit Committee qualifies as "independent" under the Standards and the NYSE's enhanced standards for members of audit committees established by the Securities and Exchange Commission ("SEC") and the NYSE. Each member of the Compensation Committee qualifies as "independent" under the enhanced standards for members of compensation committees established by the SEC and the NYSE.

Board Leadership Structure

As described above, the Chair of the Board, Mr. Caira, is an independent trustee under the Standards. Mr. Caira has served as Chair of the Board since April 27, 2017. According to our Governance Guidelines, the Company generally should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate and the Chair of the Board is independent under the Standards. The separation of offices allows the Chair of the Board to focus on management of Board matters and allows the Chief Executive Officer to focus his attention on managing the Company's business. Additionally, the Company believes the separation of offices ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer's performance.

Board Committees

The standing committees help the Board to more effectively direct and review the Company's operations and strategic outlook. In addition, the committees allow management to respond timely to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.

The Board has established the following standing committees: Audit, Compensation, and Nominating and Governance.

Audit Committee

The Audit Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Audit Committee is set forth below. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter.

The Board has determined that Mr. Dance, the Chair of the Audit Committee, and Mr. Caira and Ms. Twinem, members of the Audit Committee, are all "audit committee financial experts," as that term is defined in applicable SEC rules.

Committee	Key Responsibilities	Members
Audit Committee

•

Oversees the Company's accounting and financial reporting processes and audits of its financial statements, including the integrity of the financial statements.

•

Directly responsible for the appointment, compensation, and oversight of the independent auditors.

•

Reviews the scope and overall plans for, and results of, the annual audit and internal control over financial reporting.

Michael T. Dance (Chair) Jeffrey P. Caira Mary J. Twinem
• Reviews the responsibilities, staffing, budget, design, implementation, and results of the internal audit function.
• Consults with management and the independent auditor with respect to the Company's processes for risk assessment and enterprise risk management.
• Reviews and approves the Company's policy for the pre-approval of audit and permitted non-audit services by the independent auditors as well as any services provided pursuant to such policy.

•

Reviews and discusses with management and the independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

• Reviews with management the scope and effectiveness of the Company's disclosure controls and procedures.
• Meets regularly with members of the Company's management and with the independent auditor, including periodic meetings in executive session.

Compensation Committee

The Compensation Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Compensation Committee is set forth below. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter.

Committee	Key Responsibilities	Members
Compensation Committee

•

Provides for succession planning for the executive officers, with particular focus on CEO succession.

•

Oversees the goals and objectives of the Company's executive compensation plans.

•

Annually evaluates the performance of the CEO, including reviewing, setting, and approving goals and objectives for the CEO and, together with the other independent trustees, determines the CEO's compensation.

Linda J. Hall (Chair) Emily N. Green John A. Schissel
• Annually reviews and approves the evaluation process for the CEO and the other executive officers and reviews the CEO's decisions with respect to compensation of the other executive officers.
• Makes recommendations to the Board regarding incentive compensation plans and equity-based plans and approves any equity compensation.
• Periodically reviews and approves any employment agreements, severance arrangements, or change in control agreements and provisions for the Company's executive officers.
• Receives periodic reports on the Company's compensation programs, 401(k) plan options and matching contributions, and employee health care benefits.
• Considers the results of shareholder advisory votes on executive compensation in connection with the review and approval of executive officer compensation.
• Reviews and discusses the Compensation Discussion & Analysis and Compensation Committee Report with management.
• Periodically reviews the goals and objectives of the Company's executive compensation plans.
• Reviews peer groups and criteria for benchmarking used to assess performance and compensation levels for executive officers.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Nominating and Governance Committee is set forth below. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter.

Committee	Key Responsibilities	Members
Nominating and Governance Committee

•

Plans for Board refreshment and succession planning for directors and identifies, recruits, and interviews candidates to fill positions on the Board.

•

Identifies and recommends to the Board individuals qualified to serve on the Board.

•

Evaluates incumbent trustees to determine whether to recommend them to the Board as nominees for re-election.

Emily N. Green (Chair) Linda J. Hall Terrance P. Maxwell
• Focuses on Board composition and procedures and recommends measures to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise.
• Develops and periodically reviews a set of corporate governance principles applicable to the Company and its management.
• Makes recommendations to the Board regarding the size and criteria for membership on the Board and committees.
• Oversees a systematic annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.
• Considers corporate governance matters that may arise and develops appropriate recommendations.
• Oversees the Company's efforts with respect to environmental, social, and governance initiatives.

Trustee Nominations

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole. This assessment will include members' independence, as well as consideration of other skills and characteristics that the Nominating and Governance Committee deems appropriate, in the context of the needs of the Board.

In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Committee. In accordance with the Company's Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting all the materials required under Article III, Section 6(B)

of the Bylaws to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but there is no public announcement by the Trust naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year's annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, shall also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.

The charters for the Audit, Compensation, and Nominating and Governance Committees and the Company's Governance Guidelines are posted on the Company's website at ir.iretapartments.com under "Corporate Overview — Corporate Governance."

Executive Sessions

The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting.

Policy Regarding Diversity

The Company does not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, and diversity of opinion. The Committee has not attempted to define "diversity" but seeks to establish a balanced Board with members whose skills, backgrounds, and experience are complementary and, together, cover the spectrum of areas that impact the Company's business.

Board Role in Risk Oversight

Company management is responsible for the day-to-day management of risks the Company faces. The Board is actively involved in overseeing the Company's risk management. The Board's role in the Company's risk oversight process includes receiving regular reports from members of executive management, which include consideration of operational, financial, legal, regulatory, information technology, and strategic risks facing the Company. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of the Company's business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; strategic operational initiatives such as the Company's transition to multifamily property focus from diversified property types; the adoption of basic Company policies such as the Company's Code of Conduct and Insider Trading Policy; and its oversight of management's implementation of those initiatives. In addition, each of the Company's Board committees considers risk within its area of responsibility, as follows:

  •
  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with the Company's internal and independent auditors in carrying out these functions.

  •
  The Compensation Committee oversees the Company's compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership, and structure.

As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with executive management. Executive management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

Sustainability

The Company is committed to maintaining a sustainable organization that considers its impacts on the environment, our team members, the communities in which we operate, and diverse leadership of our industry following governance best practices. This requires a long-term approach to strategy, and the Board includes sustainability considerations in its planning. In 2018, the Board delegated oversight of the Company's environmental, social and governance ("ESG") efforts to the Nominating and Governance Committee, which approves annual goals related to ESG and receives regular updates from management and the Company's ESG Committee (composed of cross-departmental representatives of the Company) on progress and issues facing the Company. As part of these goals, in 2020 the Company will begin annual reporting on its initiatives, progress, and key performance indicators related to ESG.

The Company is very focused on social responsibility as an employer, industry participant and provider of housing to our residents. In 2011, the Company started Team Hope, which is an internal resource providing financial support to our team members in times of emergency or other need. Financial support is provided through both commitments from the Company and donations from our team members. In 2019, Team Hope received over $14,500 in donations and provided more than $14,000 in financial assistance to our team members. The key values of Service and One Team demonstrated by these commitments is also shown in our corporate sponsorship of more than $43,000 and over 625 volunteer hours in 2019 for non-profit and other organizations in the communities in which we operate.

Code of Conduct and Code of Ethics for Senior Financial Officers

The Company's trustees, officers, and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of the Company's long-standing policies and principles that help ensure its business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company's business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management, or Company legal counsel. Annually, the trustees and management sign acknowledgment forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.

The Chief Executive Officer, Chief Financial Officer, and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the Board, which contains certain policies regarding financial records; periodic reporting, filings, and other communications with the SEC, other regulators, and the public; and compliance with applicable laws, rules, and regulations in the conduct of the Company's business and financial reporting.

The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on the Company's website at ir.iretapartments.com under "Corporate Governance — Corporate Overview." The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct and the Code of Ethics for Senior Financial Officers on its website promptly following the date of any amendment or waiver, or by other method required or permitted under NYSE rules.

Equity Ownership and Retention Policy

Non-Employee Trustees

Under the Company's Policy Regarding Share Ownership and Retention, as originally adopted on July 1, 2015 and later amended on September 20, 2018 (the amended date being the "Effective Date"), all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:

Required Ownership Multiple of Annual Base Cash Compensation

Non-Employee Trustees	3x

Trustees are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the Trustee was first elected or appointed to the Board. Once the Company certifies that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares the trustee owned at the time the trustee achieved the required ownership level. In addition, trustees are required to retain at least 60% of the shares received as a result of any equity awards granted as compensation to the trustee by the Company until such time as the trustee is no longer a trustee of the Company. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.

Ownership includes:

  •
  shares owned directly by the participant, participant's spouse, and/or children;

  •
  shares held in a revocable trust for the benefit of the participant, participant's spouse, and/or children;

  •
  shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares;

  •
  shares held in a retirement account owned by the participant or participant's spouse; and

  •
  shares pursuant to an equity award that are to vest within 12 months.

Shares do not include shares pursuant to performance awards that have not yet been earned. The Company intends that equity awards granted by the Company under its equity compensation plans will satisfy the ownership requirements.

Officers

The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, any other executive vice presidents, any senior vice presidents, and any vice presidents of the Company. The ownership requirements are as follows:

Required Ownership Multiple of Base Salary

Chief Executive Officer	5x

Chief Financial Officer	2x

Other Executive Vice Presidents	2x

Senior Vice Presidents	1x

Vice Presidents	0.5x

Officers are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the officer was first appointed or hired as an officer. Promotion to a new office resets the five-year period. Once the Company certifies that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares the officer had when they achieved the required ownership level. In addition, officers are required to retain at least 60% of the net shares received as a result of any equity awards granted to the officer issued to them by the Company until the ownership requirement is reached, the officer ceases to be an applicable officer, or the officer ceases to be employed by the Company, whichever occurs first. For purposes of this policy, "net shares" are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting, or payment of the award.

Failure to comply with this policy may result in the requirement that the officer retain 100% of net shares received as a result of any equity awards granted by the Company until the officer has reached the required ownership level. The Company may grant waivers of these requirements where compliance would place a severe hardship on an officer, would prevent an officer from complying with a court order, or in other exceptional circumstances. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.

Complaint Procedure

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company's Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters. Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters, or violations of the Company's Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of the Company's whistleblower hotline through Lighthouse Services, an independent provider that assists organizations to identify improper activity, or submitted in a sealed envelope to the Chair of the Audit Committee, in care of the Company's General Counsel, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.

Communications to the Board

The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the full Board, the non-management trustees, any of the Committees, the Chair, or to any individual trustee c/o the Secretary, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, or via e-mail to trustees@iret.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee, or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

The Board has adopted a Related Party Transactions Policy, which sets forth the Company's policies and procedures for the review, approval, or ratification of any related party transaction required to be reported in the Company's filings with the SEC. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year in which a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Related parties for this purpose include trustees, trustee nominees, officers, 5% shareholders, and their immediate family members and associated entities.

The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction. If it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the delegated authority to pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which shall, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.

Since the beginning of 2019, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between the Company and a related person, in which the related person had or will have a direct or indirect material interest.

 TRUSTEE COMPENSATION

We structure compensation to attract and retain qualified non-management trustees and to further align the interests of non-management trustees with the interests of shareholders. The Compensation Committee annually reviews non-management trustee compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The Compensation Committee makes recommendations to the Board of Trustees on compensation for our non-management trustees, including their retainers and annual equity awards.

Under the Company's Policy Regarding Share Ownership and Retention, all non-management trustees are required to own common shares, including shares issued as compensation for Board service, equal to three times the non-management trustees' annual base cash compensation. As of March 31, 2020, all non-management Trustees had met or exceeded these thresholds.

Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During 2019, non-management trustees received the following compensation:

BASE COMPENSATION

Position:	Compensation:

All non-management trustees:	(1) Annual retainer of $40,000;

(2) A restricted stock unit ("RSU") award for an aggregate number of common shares determined by dividing $60,000 by the average closing price per share for the twenty days immediately prior to June 13, 2019, which will vest if serving on June 13, 2020. However, if a trustee who had served as a trustee for more than one year retired before June 13, 2020, the RSU award would be prorated. If a trustee who had less than one year of continuous service departed the Board prior to June 13, 2020, all such shares would be forfeited. Each of these awards was granted under our 2015 Incentive Plan.

(3) As adjustments to their compensation related to the change in the Company's fiscal year-end, each non-management trustee received 116 common shares on May 17, 2019, and the Chair received an additional 49 common shares on November 25, 2019. Each of these awards was granted under our 2015 Incentive Plan and vested immediately.

ADDITIONAL COMPENSATION

Position:	Compensation:

Chair of the Board:	$25,000 annual retainer and $25,000 in RSUs

Audit Committee Chair:	$15,000 annual retainer

Compensation Committee Chair:	$10,000 annual retainer

Nominating and Governance Committee Chair:	$10,000 annual retainer

Members of the Audit, Compensation, and Nominating and Governance Committees:	$6,500 annual retainer for serving on each Committee

Trustee Compensation Table for 2019

The following table shows the total compensation paid to or earned by the individuals who served as non-management trustees for any part of the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash(1) ($)	Share Awards(2)(3) ($)	Total ($)

Jeffrey P. Caira	71,500	97,230	168,730
Michael T. Dance	55,000	68,033	123,033
Emily Nagle Green	56,500	68,033	124,533
Linda J. Hall	56,500	68,033	124,533
Terrance P. Maxwell	46,500	68,033	114,533
John A. Schissel	46,500	68,033	114,533
Mary J. Twinem	46,500	68,033	114,533

(1)
Includes: (i) annual retainers paid to each trustee and (ii) additional retainers paid to the Board Chair, Committee Chairs, and committee members. Does not include reimbursed expenses and dividend equivalents.

(2)
On June 13, 2019, each non-management trustee was granted 1,014 restricted stock units ("RSUs") (based on $60,000 divided by the 20-day average closing price of a common share prior to June 13, 2019). The chair received an additional 423 RSUs (based on $25,000 divided by the 20-day average closing price of a common share prior to June 13, 2019). These awards will vest in full on June 13, 2020 for those trustees serving on the vesting date. The grant date fair value of the RSUs was $60.25 per RSU. On May 17, 2019, each non-management trustee was granted 116 common shares as an adjustment to their compensation related to the change in our fiscal year end (based on $6,923 divided by the 20-day average closing price of a common share prior to May 17, 2019). The awards vested immediately. On November 25, 2019, our Chair, Jeffrey Caira, was granted 49 common shares as an adjustment to his compensation related to the change in our fiscal year-end. The awards vested immediately. The grant date fair value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718).

(3)
As of December 31, 2019, each independent trustee had 1,014 unvested RSUs and our chair, Jeffrey Caira, had an additional 423 unvested RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March 23, 2020, the beneficial ownership of common shares of the Company by (1) each trustee and nominee for trustee of the Company, (2) the named executive officers of the Company, and (3) all trustees and named executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named and Company records. Except as otherwise indicated, the persons listed have sole voting and investment power.

Name of Beneficial Owner(1)	Common Shares		Percent of Class(2) of Common Shares As of March 23, 2020

Mark O. Decker, Jr.
Chief Executive Officer, President, Chief Investment Officer & Trustee	25,276	(3)	*
John A. Kirchmann
Executive Vice President & Chief Financial Officer	12,060	(4)	*
Anne M. Olson
Executive Vice President, Chief Operating Officer, General Counsel & Secretary	3,459	(5)	*
Jeffrey P. Caira
Trustee & Chair of the Board	13,389		*
Michael T. Dance
Trustee	6,738		*
Emily Nagle Green
Trustee	2,858		*
Linda J. Hall
Trustee	6,649		*
Terrance P. Maxwell
Trustee	5,025		*
John. A. Schissel
Trustee	3,897		*
Mary J. Twinem
Trustee	2,720		*
Trustees and named executive officers as a group (10 individuals)	82,071		*

*
Represents less than 1% of common shares outstanding as of March 23, 2020.

(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 23, 2020.

(2)
Percentage of class is based on a total of 12,149,875 common shares outstanding as of March 23, 2020.

(3)
Does not include: (i) 548 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vest at the end of the day on May 1, 2020; (ii) 812 RSUs pursuant to the time-based LTIP award granted on June 21, 2017, which vest at the end of the day on May 1, 2020, (iii) 4,870 RSUs pursuant to the performance-based LTIP award granted on June 21, 2017, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020, or (iv) 878 RSUs pursuant to the time-based LTIP award granted on July 20, 2018 which vest at the end of the day on April 30, 2020.

(4)
Does not include: (i) 822 shares pursuant to the time-based LTIP award granted on April 30, 2017, which vest at the end of the day on April 30, 2020, (ii) 415 RSUs pursuant to the time-based LTIP award granted on June 21, 2017, which vest at the end of the day on May 1, 2020, (iii) 2,494 RSUs pursuant to the performance-based LTIP award granted on June 21, 2017, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020, or (iv) 450 RSUs pursuant to the time-based LTIP award granted on July 20, 2018, which vest on April 30, 2020.

(5)
Does not include: (i) 822 shares pursuant to the time-based LTIP award granted on April 30, 2017, which vest at the end of the day on April 30, 2020, (ii) 416 RSUs pursuant to the time-based LTIP award granted on June 21, 2017, which vest at the end of the day on May 1, 2020, (iii) 2,494 RSUs pursuant to the performance-based LTIP award granted on June 21, 2017, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020, or (iv) 711 RSUs pursuant to the time-based LTIP award granted on July 20, 2018, which vest on April 30, 2020.

The following table identifies each person or group believed by the Company to beneficially own, as of December 31, 2019, more than five percent of the outstanding common shares of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group, Inc.(1)
100 Vanguard Blvd, Malvern, PA 19355	1,737,588	14.94%
BlackRock, Inc.(2)
55 East 52nd Street, New York, NY 10055	1,129,452	9.70%
Renaissance Technologies LLC(3)
800 Third Avenue, New York, NY 10022	806,516	6.94%

(1)
Based on information of beneficial ownership as of December 31, 2019, included in a Schedule 13G filed on February 10, 2020. The Vanguard Group, Inc. reports sole voting power with respect to 22,761 shares and sole dispositive power with respect to 1,710,981 shares.

(2)
Based on information of beneficial ownership as of December 31, 2019, included in a Schedule 13G filed on February 4, 2020. BlackRock, Inc. reports sole voting power with respect to 1,091,821 shares and sole dispositive power with respect to all 1,129,452 shares.

(3)
Based on information of beneficial ownership as of December 31, 2019, included in a Schedule 13G filed on February 12, 2020. Renaissance Technologies LLC reports sole voting power with respect to 769,432 shares and sole dispositive power with respect to 805,887 shares.

 INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Executive Officers and Certain Significant Employees of the Company

Set forth below are the names, ages and titles of each of the Company's executive officers as of April 1, 2020 as well as a summary of their backgrounds and business experience (other than the Company's Chief Executive Officer, President, and Chief Investment Officer, Mr. Decker, whose biography is listed above under "Proposal 1: Election Of Trustees—Nominees").

Name	Age	Title

Mark O. Decker, Jr.	44	Chief Executive Officer, President, and Chief Investment Officer; Trustee
John A. Kirchmann	54	Executive Vice President and Chief Financial Officer
Anne M. Olson	43	Executive Vice President, Chief Operating Officer, General Counsel, and Secretary

John A. Kirchmann has served as an Executive Vice President of the Company since April 30, 2017 and as the Chief Financial Officer since June 29, 2017. From 2011 to July 2016, Mr. Kirchmann served as Vice President of Operations Support at Essex Property Trust, a multifamily REIT (NYSE: ESS), where he was responsible for the oversight of revenue management and ancillary income, procurement, and other functions. From 2007 to 2011, he served as Corporate Controller & Corporate Treasurer at Essex, where he oversaw property and corporate accounting functions and treasury management, and re-engineered and implemented new technology and systems. Mr. Kirchmann was a private consultant from July 2016 to April 2017, where he provided executive accounting services to publicly traded companies, one of which was the Company. Mr. Kirchmann started his career as an accountant with KPMG LLP. He received his Bachelor's degree in Business Administration with a Concentration in Accounting from Coe College and is a Certified Public Accountant (inactive).

Anne M. Olson has served as an Executive Vice President, General Counsel and Secretary of the Company since April 30, 2017, and as Chief Operating Officer since June 25, 2018. From 2011 to April 30, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. She received her Bachelor's degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Description of Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"), this Proposal 2, commonly known as a "say on pay" proposal, provides the Company's shareholders the opportunity to express their views on the compensation of the Company's named executive officers by voting, on an advisory basis, on the compensation of the named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

Please review the section titled "Compensation Discussion and Analysis" for details regarding the Company's executive compensation program, including the portion titled "Executive Summary and Achievements for 2019" and "2019 Compensation Summary," which summarizes significant components of the Company's executive compensation program and actions taken by the Compensation Committee.

The Company is asking its shareholders to indicate their support for the named executive officers' compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

"RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

As provided by the Dodd-Frank Act, the say-on-pay vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders' concerns and evaluate what actions are necessary to address those concerns.

Required Vote

The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve on an advisory basis the compensation of the named executive officers as disclosed in this Proxy Statement.

Vote Recommended

The Board recommends that shareholders vote on an advisory basis FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

 COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the "named executive officers":

  •
  Mark O. Decker, Jr., Chief Executive Officer since April 30, 2017, and President and Chief Investment Officer since August 8, 2016;

  •
  Anne M. Olson, Chief Operating Officer since June 25, 2018, and Executive Vice President, General Counsel, and Secretary since April 30, 2017; and

  •
  John A. Kirchmann, Chief Financial Officer since June 29, 2017, and Executive Vice President since April 30, 2017.

The Company did not have any other executive officers during 2019.

Executive Summary and Achievements for 2019

2019 Performance

During 2019, the Company announced the following achievements:

  •
  Grew earnings per share to $6.00 per diluted share for the year ended December 31, 2019, compared to a net loss of $1.83 per diluted share for the year ended December 31, 2018.

  •
  Increased funds from operations ("FFO") year-over-year, from $3.29 per diluted share to $4.05 per diluted share, and increased Core FFO from $3.41 per diluted share to $3.72 per diluted share.

  •
  Increased same-store revenue year-over-year by 3.7%, driven by 3.0% growth in rental revenue and 0.7% growth in occupancy, resulting in same-store net operating income ("NOI") growth of 3.6% for the year ended December 31, 2019.

  •
  Acquired three new apartment communities in the key growth markets of Minneapolis, Minnesota and Denver, Colorado, consisting of 696 homes, for an aggregate price of $169.3 million.

  •
  Exited slower-growth, less efficient markets of Topeka, Kansas, Sioux City, Iowa, and Sioux Falls, South Dakota, and sold five apartment communities in Bismarck, North Dakota, consisting of a total of 21 apartment communities, two commercial properties, and three parcels of land, for an aggregate sale price of $203.1 million.

  •
  Originated a $29.9 million construction loan and a $15.3 million mezzanine loan in December 2019, for the development of a multifamily community located in Minneapolis, Minnesota. The loans are secured by mortgages and mature on December 31, 2023. The Company has an option to purchase the community upon completion.

  •
  Registered an ongoing at-the-market equity distribution program ("ATM Program") through which we may offer and sell common shares having an aggregate gross sales price of up to $150.0 million, in amounts and at times as we determine. During the year ended

    December 31, 2019, we issued 308,444 common shares under the ATM Program at an average price of $72.29 per share, for a total net consideration of approximately $22.3 million. Proceeds from the ATM Program have been used for acquisitions and working capital purposes.

  •
  Repurchased and retired approximately 465,000 common shares and limited partnership units (the "Units") of our operating partnership, IRET Properties, A North Dakota Limited Partnership ("IRET Properties"), for an aggregate cost of $26.2 million, including commissions, at an average price per share of $56.24 in the year ended December 31, 2019.

  •
  Entered into a $150.0 million private shelf agreement. Of the $150.0 million available under the private shelf agreement, we funded $75.0 million of Series A unsecured senior notes and $50.0 million of Series B unsecured senior notes. Proceeds from this private placement facility were used to repay outstanding amounts of IRET's credit facility and retire mortgage debt. Following the funding of the Series B Notes, our average debt maturity duration increased to 6.0 years from 4.6 years while our weighted average interest rate of debt decreased from 4.3% at December 31, 2018 to 4.0% at December 31, 2019. The Company's debt has decreased from 69% secured at December 31, 2018 to 51% secured at December 31, 2019.

FFO, Core FFO, and same-store NOI are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to Appendix A.

Impact of COVID-19

The information contained in this Proxy Statement, including but not limited to the performance and compensation information contained in this "Compensation Discussion and Analysis" section, relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic. However, the COVID-19 pandemic could significantly impact our 2020 business operations, financial results, and compensation outcomes. See "Proxy Statement Q&A for 2020 Annual Meeting of Shareholders—How does COVID-19 impact the information contained in this Proxy Statement and the Company's business?" for a discussion of the potential impact of the COVID-19 pandemic on our business and operations.

2019 Compensation Summary

The primary goal of the Company's executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of the shareholders. Below is a summary of some of the key attributes that define the Company's executive compensation program approved for 2019.

  •
  A significant portion of each executive officer's total compensation was at-risk and based on operating and share price performance.

  •
  The 2019 short-term incentive plan (the "2019 STIP") included the following metrics:

  •
  Under the LTIP for 2019 (the "2019 LTIP"), each executive officer received:

  •
  The performance-based LTIP awards are based on the Company's total shareholder return compared to the MSCI U.S. REIT Index over a three-year performance period. They vest, to the extent earned, 100% after the conclusion of the performance period.

  •
  The time-based LTIP awards vest ratably over three years if the officer remains in the continuous employ of the Company through each of the applicable vesting dates.

  •
  There are no guaranteed minimum STIP or LTIP payouts.

  •
  There are no guaranteed annual salary increases.

  •
  Executive officers are subject to a clawback policy, a share ownership and retention policy, and a policy prohibiting hedging and pledging of the Company's securities, as well as other Company policies.

  •
  Change in control agreements entered into with executive officers contain double-trigger language (i.e., a change of control and employment is terminated without cause or by the officer for good reason) and require conditions for payment.

Say-On-Pay Results and Consideration

Say-On-Pay Voting Results for the Year ended December 31, 2019

At the Company's 2019 Annual Meeting of Shareholders, shareholders approved of our executive compensation program by approximately 96.6% of the votes cast on the proposal. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating the Company's executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of our named executive officers' interests with those of our shareholders. While each of these factors informed the Committee's decisions regarding the named executive officers' compensation, the Compensation Committee did not implement any changes to the Company's executive compensation programs as a result of the shareholder advisory vote.

Say-On-Frequency Voting Results

At the Company's 2017 Annual Meeting of Shareholders, a majority of the Company's shareholders voted to hold an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on the Company's executive compensation. The next required "say-on-frequency" advisory vote will occur at the Company's 2023 Annual Meeting of Shareholders.

Executive Compensation Philosophy

The Board believes that the Company's compensation program for executive officers should:

  •
  attract and retain highly qualified executives;

  •
  motivate these executives to improve the Company's financial position and increase shareholder value on an annual and long-term basis;

  •
  target "total compensation" reflective of the Company's relative size compared to peers;

  •
  promote management accountability for financial and operational performance;

  •
  provide a total compensation pay mix that includes both base salary and cash and equity incentive components; and

  •
  promote teamwork and cooperation throughout the Company and within the management group.

The Compensation Committee applied this philosophy in establishing each of the elements of the executive compensation program for 2019. The Compensation Committee's goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data, in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets, and link executive compensation to shareholder results by rewarding competitive and superior performance.

Executive Officer Compensation Processes

The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness.

The Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian") as an independent consultant to advise the Compensation Committee on executive compensation matters. Meridian performed no other services for the Company during 2019. During this engagement in 2019, the consultant assisted in developing an appropriate peer group and conducted an analysis and peer comparison of total compensation. The consultant was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. At the time of engagement, and annually including in 2019, the Compensation Committee evaluates the engagement and assesses Meridian's independence in accordance with the listing standards of the NYSE. Based on information from Meridian and the trustees and executive officers confirming no business or personal relationships with Meridian, the Compensation Committee concluded that the consultant was independent from the Company and that the work of the consultant did not raise any conflict of interest.

Executive Compensation Peer Group

The Compensation Committee determined that executive officer compensation should be market-adjusted and established with reference to a peer group of public real estate investment trusts ("REITs") based on similar asset focus, size in terms of assets, and revenue and geographic location. With the assistance of Meridian, the Compensation Committee selected and approved a Peer Group that was composed of the following REITs (the "Peer Group"):

• American Assets Trust Inc.	• Apartment and Investment Management Co. (AIMCO)	• Armada Hoffler Properties, Inc.
• Bluerock Residential Growth REIT, Inc.	• BRT Apartments Corp.	• Camden Property Trust
• Clipper Realty, Inc.	• EastGroup Properties, Inc.	• Equity LifeStyle Properties, Inc.
• Independence Realty Trust	• Mid-America Apartment Communities, Inc.	• NexPoint Residential Trust, Inc.
• PS Business Parks, Inc.	• Sun Communities, Inc.	• UDR, Inc.
• UMH Properties, Inc.	• Washington Real Estate Investment Trust

Role of Management in Executive Compensation Decisions

During 2019, Company management was involved in the following executive compensation processes:

  •
  the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Senior Vice President of Talent & Culture, as requested by the Compensation Committee, developed or oversaw the creation of written background and supporting materials for distribution to the Compensation Committee prior to its meetings; and

  •
  the Chief Executive Officer and a representative from Meridian provided the Compensation Committee with comments and recommendations regarding salary levels and salary increases for members of management, including the named executive officers (other than for the Chief Executive Officer).

Components of the Executive Compensation Program

The primary elements of the Company's executive compensation program are:

  •
  base salary;

  •
  short- and long-term incentive awards;

  •
  health and retirement programs; and

  •
  executive benefits and perquisites.

Base Salary

Base salaries for the named executive officers, including the CEO, are designed to compensate such individuals for their sustained performance. Base salaries for 2019 were established by evaluating the responsibilities of the position held, the experience of the particular individual and the Compensation Committee's desire to achieve the appropriate mix between fixed compensation and incentive compensation. The Compensation Committee also reviewed salaries paid for comparable positions by the Peer Group. In establishing the salaries of the executive officers, the Compensation Committee reviewed comparisons with the Peer Group and also considered internal equity among executive officers, individual and Company performance and cost to the Company.

	2019	% Change from 2018

Mark O. Decker, Jr.	$470,000	6%
Anne M. Olson	$360,000	—
John A. Kirchmann	$325,000	—

Short-Term Incentive Awards

In establishing incentive compensation for executive officers, the Compensation Committee reviewed the comparisons between the Company and the Peer Group as to the types of incentive awards utilized, structure of the incentive awards, and performance metrics utilized. The Company seeks to incentivize and reward individual performance by tying significant portions of overall compensation to the achievement of individual and company performance in the form of annual bonuses.

The short-term incentive program ("STIP") for 2019 was developed under the 2015 Incentive Plan and is subject to the terms and limitations of the 2015 Incentive Plan. The STIP was recommended by the Compensation Committee and approved by the independent trustees.

Under the STIP, the Company's named executive officers are provided the opportunity to earn awards, payable 100% in cash, based on the degree of attaining specified performance goals of the Company over a one-year performance period beginning on the first day of the fiscal year. The executive officers must be employed by the Company on the last day of the performance period, December 31, 2019, to receive the award.

Target STIP was based on a percentage of the named executive officer's base salary:

Percentage of Base Salary

Mr. Decker	100%
Ms. Olson	70%
Mr. Kirchmann	70%

Each named executive officer's total award opportunity under the STIP, stated as a percentage of base salary for "threshold," "target," and "maximum" performance levels are 50%, 100%, and 150%, respectively. For the STIP awards, the percentage of awards based on AFFO, same-store NOI growth, and qualitative performance goals are as follows:

Percentage of STIP

AFFO	37.5%
Same Store NOI Growth	37.5%
Qualitative Performance Goals	25.0%

If achievement of an objective performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation. AFFO and Same Store NOI growth were calculated as follows:

AFFO

FFO, as defined by Nareit, is equal to a REIT's net income or loss calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from sales of certain real estate assets, gains and losses from a change in control, and impairment write-downs of certain real estate assets and investments. The portion of the 2019 STIP based on adjusted FFO ("AFFO") was computed by calculating the Company's FFO for 2019 and then adjusting that number to:

  •
  exclude the impact of losses on extinguishment of debt, transition costs, casualty loss write-offs, gains on litigation, stock-based compensation expense, straight-line rent, STIP costs above target, the benefit of interest savings related to refinancing activity with prepayment penalties and other miscellaneous items; and

  •
  include recurring capital expenditures and certain acquisition capital incurred in excess of underwriting.

AFFO growth is deemed to be a primary driver of shareholder value over a multi-year period and is a common measure used in the REIT industry. The performance goals for the AFFO performance metric were set by the independent trustees within the first 90 days of the performance period (taking into account input from the Board of Trustees and the Chief Executive Officer).

	Performance Metric(1)	Achievement Level

Below Threshold	Below $2.80	—
Threshold	$2.80	50%
Target	$2.95-$3.00	100%
Maximum	$3.10	150%

(1)
If achievement of the performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

Same-Store NOI Growth

NOI, as defined in the Company's filings with the SEC, is total real estate revenues less property operating expenses, including real estate tax expense. Same-store NOI growth for the 2019 STIP was calculated as the increase of current year same-store NOI over prior year same-store NOI, excluding the change in classification for certain expenditures from recurring capital expenditures to repairs. Same-store NOI growth is a key financial metric for the Company, with the same-store NOI growth targets being based on the low-end, mid-point, and high-end of our guidance range. The performance goals for this performance metric were set by the independent trustees within the first 90 days of the performance period (taking into account input from the Board of Trustees and the Chief Executive Officer).

	Performance Metric(1)	Achievement Level

Below Threshold	Below 2.6%	—
Threshold	2.6%	50%
Target	4.1%-4.6%	100%
Maximum	5.6%	150%

(1)
If achievement of the performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

The table below summarizes the total STIP payout earned by the named executive officers for the year ended December 31, 2019.

Name	AFFO(1)	Same-Store NOI Growth(2)	Individual and Strategic Plan Goals(3)	Total Payout	% of Target

Mark O. Decker, Jr.	$220,313	$163,913	$176,250	$560,476	119%
Anne M. Olson	$118,125	$87,885	$94,500	$300,510	119%
John A. Kirchmann	$106,641	$79,341	$85,313	$271,295	119%

(1)
The Company generated AFFO of $3.05 per share/unit during the year ended December 31, 2019, with a 125% payout based on linear interpolation between the "target" of $2.95-$3.00 and "maximum" of $3.10.

(2)
The Company's same-store NOI growth was 3.9% for the year ended December 31, 2019, with a 93% payout based on linear interpolation between the "threshold" of 2.6% and "target" of 4.1%-4.6%.

(3)
With respect to the qualitative performance goals, the Compensation Committee, with the approval of the independent trustees, determined that all of the named executive officers exceeded their goals, which resulted in a 150% maximum payout.

AFFO and same-store NOI growth are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to Appendix A.

Long-Term Incentive Awards

The long-term incentive awards are issued pursuant to the 2015 Plan and are subject to the terms and limitations of the 2015 Plan. The awards are evidenced by individual award agreements, which allows the Compensation Committee the flexibility to make changes easily in the future to reflect best practices in the market and REIT industry.

2019 LTIP

On March 7, 2019, the Compensation Committee recommended, and the independent trustees approved, a new long-term incentive program for 2019 ("2019 LTIP") under the 2015 Plan to be consistent with best practices in the market and align more closely with the Company's compensation program goals. As of March 8, 2019, 2019 LTIP awards were granted to the named executive officers.

The 2019 LTIP awards included:

Percentage of Award

Performance-based awards	67%
Time-based awards	33%

The performance-based LTIP awards are RSUs that vest based on the Company's total shareholder return ("TSR") compared to a market index. The time-based LTIP awards consist of RSUs with a three-year vesting period.

Target LTIP opportunity was based on a percentage of the named executive officer's base salary:

Percentage of Base Salary

Mr. Decker	150%
Ms. Olson	125%
Mr. Kirchmann	100%

To determine the number of target shares, the target opportunity was then converted into a number of common shares based on the average closing price of the common shares for the 20 trading days prior to the grant date. The performance period for the 2019 LTIP performance-based awards extends from January 1, 2019 through December 31, 2021. The performance-based 2019 LTIP awards are described in greater detail below. The RSUs earn amounts equivalent to the regular dividend payments on our common shares. Dividend equivalents are paid only to the extent the underlying RSUs vest.

2019 Performance-Based LTIP Awards

The 2019 performance-based LTIP awards are 67% of the target shares, and they are earned based on the Company's TSR over a three-year period, ending on December 31, 2021, as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same measurement period, with payouts ranging from 25% up to 200% of the Target Shares based on threshold, target, and maximum performance levels as set forth in the table below:

	TSR Percentile for the Performance Period	Number of Performance-Based Target Shares Earned

Below Threshold	Below 25th percentile	None

Threshold	25th percentile	25% of Performance-Based Target Shares

Target	50th percentile	100% of Performance-Based Target Shares

Maximum	75th percentile	200% of Performance-Based Target Shares

The Company's TSR is the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)) in the value of a share during the performance period reflecting the appreciation/depreciation in the price per share and distributions paid on a share during the performance period, including the reinvestment of distributions. The Company's TSR for the performance period will be calculated as follows:

  1.
  the closing price of a share on the last day of such performance period (but using the average closing price for the 20 trading days ending on the last day of the performance period), plus distributions paid during such period, divided by

  2.
  the closing price of a share on the first day of such performance period (but using the average closing price for the 20 trading days ending before the first day of the performance period).

If the performance period ends on account of a change in control, the Company's TSR for the period from the most recent fiscal year-end to the change in control date will be annualized for purposes of calculating the Company's TSR. The TSR of a constituent member of the MSCI U.S. REIT Index will be the TSR of such member, calculated in accordance with the methodology described above for the Company's TSR. The Company believes that the MSCI U.S. REIT Index, which measures the change in stock price as well as the amount of dividends granted over the specified period, to be an accurate measurement of total shareholder return. In addition, by including nearly all U.S. REIT equity offerings, the Company believes that the MSCI U.S. REIT index provides a fair measurement of the overall performance of the Company relative to the REIT industry.

If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares. If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the end of the performance period, then the earned shares will fully vest at the end of the performance period. If the named executive officer's employment is terminated before the end of the performance period for either good reason by the officer, without cause by the Company, or upon the officer's death or disability (a "Qualifying Termination"), then a pro rata portion of the earned shares will vest at the end of the performance period. If a change in control occurs before the end of the performance period, then a pro rata portion of the earned shares will vest on the change in control date.

2019 Time-Based LTIP Awards

The time-based LTIP awards are 33% of the Target Shares, and vest as to one-third of the shares on each of March 8, 2020, March 8, 2021, and March 8, 2022 if the named executive officer remains in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If the officer's employment is terminated due to death or disability before the last vesting date, then any shares that remain unvested will vest in full as of the date of such termination. If there is a Qualifying Termination, then any shares that remain unvested will vest in full as of the termination date. If a change in control occurs before the last vesting date and the officer's employment is terminated in a Qualifying Termination as of the change in control date, or within twelve months of the change of control date, then any shares that remain unvested will vest in full as of the change in control date.

As of December 31, 2019, none of the shares under the time-based 2019 LTIP awards granted to the named executive officers were fully vested in accordance with the terms of the award agreements. The performance period for the performance-based 2019 LTIP awards granted to the named executive officers is still in progress.

Information regarding the LTIP awards for the transition period ended December 31, 2018 and for fiscal year 2018 are included in the proxy statements for the 2019 Annual Meeting and 2018 Annual Meeting, respectively.

Health, Retirement and Other Benefits

In an effort to attract, retain and fairly compensate talented employees, the Company offers various benefit plans to its employees, including a 401(k) benefit plan, and health, life insurance, and disability plans. These benefit plans are part of the Company's broad-based employee benefits program, and none of these plans are offered to the named executive officers either exclusively or with terms different from those offered to other eligible Company employees.

Executive Benefits and Perquisites

In 2019, the only benefits or perquisites offered to any named executive officer either exclusively or with terms different from those offered to other eligible Company employees were the following: the provision of a data plan to all named executive officers, in addition to the Company's standard cell phone plan for employees. The Company provides executive benefits and perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in 2019 was less than $10,000.

Determination of Compensation for Named Executive Officers ("NEOs")

The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope, and level of their respective responsibilities and their individual contribution to the Company's operational and financial results. These factors were considered as a whole, and no one factor was determinative of an executive's compensation. Additionally, in the case of senior executive officers other than the CEO, the Compensation Committee considered the recommendations of the CEO.

              Basis for Compensation of the Chief Executive Officer. In evaluating Mr. Decker's qualitative performance goals, the Committee and the independent trustees considered, among other factors, the Company's ability to strengthen its existing portfolio (including its completion of the transition to a multifamily REIT), enhanced operational proficiency (including achievement of certain budget forecasts and occupancy metrics), and position as a growing multifamily REIT (including more than 90% NOI from multifamily properties at year-end and budgeted growth in FFO/AFFO). In addition, the CEO was evaluated for his ability to recruit, empower, and develop a high-performing team. These factors were considered as a whole, and no numerical weight was attributed to any particular factor. The incentive awards granted to Mr. Decker for 2019 were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

              Basis for Compensation of Other Named Executive Officers. In evaluating Mr. Kirchmann's and Ms. Olson's qualitative performance goals, the Committee and the independent trustees considered recommendations of the CEO. Among the other factors considered were the Company's ability to strengthen its existing portfolio (including its completion of the transition to a multifamily REIT), enhanced operational proficiency (including achievement of certain budget forecasts and occupancy metrics), and position as a growing multifamily REIT (including more than 90% NOI from multifamily properties at year-end and budgeted growth in FFO/AFFO). The incentive awards granted to the other named executive officers for 2019 were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

Employment Agreements

The Company does not have any employment agreements with any of its executive officers.

Clawback Policy

The Company believes it is important to foster and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. For this reason, the Company adopted the Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, effective May 1, 2015. This policy applies to all executive officers, vice presidents and senior vice presidents who receive incentive compensation, including annual cash bonuses and cash and equity awards under the current or future STIP and LTIP, which are based on achievement of specified financial performance metrics. The policy applies to such awards approved, awarded, or granted on or after the effective date of May 1, 2015. The Board reviewed and updated the clawback policy in March 2020.

In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by this clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person; (2) seeking recovery of any gain realized on the vesting, sale, or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person; (4) canceling outstanding vested or unvested equity awards made to the person; and/or (5) taking any other remedial and recovery action permitted by law. The Company is not required to indemnify any covered executive from the reimbursement or forfeiture of incentive compensation sought or obtained pursuant to the clawback policy.

The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person's circumstances. However, actions taken to recover such incentive compensation under this policy will be effected in a manner that does not result in adverse tax consequences for the person under Section 409A of the Internal Revenue Code (the "Code") and applicable rules and regulations. It is the Company's intention that this policy be interpreted in a manner consistent with the requirements of Section 10D of the Exchange Act.

Change in Control Severance Agreements

The Company has entered into "double-trigger" Change in Control Severance Agreements with the executive officers, including Ms. Olson and Messrs. Decker and Kirchmann. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs (first trigger) and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements (second trigger). Additional information regarding the terms of these Severance Agreements is described below under "Executive Compensation — Potential Payments Upon Termination or Change in Control."

Consideration of Certain Tax Effects

Section 162(m), as in effect prior to the enactment of the Tax Cuts and Jobs Act in December 2017 (the "2017 Tax Act"), generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each "covered employee," consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Performance-based compensation was exempt from this deduction limitation if we met specified requirements set forth in the Code and applicable Treasury Regulations.

The 2017 Tax Act retained the $1 million deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of "covered employees," effective for taxable years beginning after December 31, 2017. "Covered employees" will now also include any person who served as CEO or CFO at any time during a taxable year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year. Consequently, compensation paid in 2018 and later years to our NEOs in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.

The Department of Treasury issued Proposed Section 162(m) Regulations (the "Proposed Regulations") on December 17, 2019. These Proposed Regulations further clarified changes made by the 2017 Tax Act. Prior to the issuance of the Proposed Regulations, compensation paid by the Operating Partnership owned by REIT was not subject to the provisions of Section 162(m). Under the Proposed Regulations, a REIT's distributive share of the compensation paid by the Operating Partnership would become subject to the Section 162(m) at the REIT level. These regulations apply to tax years ending after December 20, 2019, other than compensation paid pursuant to a binding written contract in effect on December 20, 2019.

The Compensation Committee intends to continue to comply with the requirements of Section 162(m) as it existed prior to enactment of the 2017 Tax Act with respect to performance-based compensation in excess of $1 million payable under outstanding awards granted before November 2, 2017 under our LTIP, in order for them to qualify for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of newly revised Section 162(m) and the requirements for the transitional relief.

The Compensation Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards were non-deductible in the past, and these and other types of awards are expected to be non-deductible in the future.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board: Linda J. Hall (Chair) Emily N. Green John A. Schissel

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by the named executive officers for the year ended December 31, 2019. In light of our transition from an April 30 to a December 31 fiscal year-end in 2018, we are also reporting total compensation for the eight-month transition period ended December 31, 2018 and the two full fiscal years prior to that transition period, the fiscal years ended April 30, 2018 and 2017. For a narrative discussion of the compensation determinations that were made for 2019, please refer to the "Compensation Discussion and Analysis" section of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	LTIP Share Awards(1) ($)	STIP Incentive Cash Compensation(2) ($)	All Other Compensation ($)	Total ($)

Mark O. Decker, Jr.(3)	2019	465,010	570,519	560,476	13,750(5)	1,609,755
President, Chief Executive Officer and	Transition period 2018	300,570	445,146	337,773	16,575	1,100,064
Chief Investment Officer	Fiscal year 2018	444,050	592,793	509,769	201,599	1,748,211
	Fiscal year 2017	281,058	502,014	83,862	19,633	886,567
John A. Kirchmann	2019	325,000	263,052	271,295	19,750(5)	879,097
Executive Vice President and Chief	Transition period 2018	220,033	228,038	173,051	16,069	637,191
Financial Officer	Fiscal year 2018	325,000	399,383	238,240	40,029	1,002,652
Anne M. Olson(4)	2019	360,000	364,193	300,510	13,750(5)	1,038,453
Executive Vice President, Chief Operating	Transition period 2018	238,358	360,873	191,688	18,690	809,609
Officer, General Counsel, and Secretary	Fiscal year 2018	325,000	399,383	261,170	22,925	1,008,478

(1)
The amounts included in this column for 2019 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2019 LTIP awards. Such LTIP awards were granted on March 8, 2019. Each applicable officer received two LTIP awards on the applicable grant date: (i) time-based RSUs which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) performance-based RSUs which vests based on achieving certain performance goals at the end of the performance period, or December 31, 2021, provided that the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2019 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information

(2)
The amounts included in this column represent the cash awards earned under the referenced 2018 transition period or fiscal year pursuant to the Company's STIP, based on the 2018 transition period or fiscal year performance. The awards were paid following the end of 2019, the 2018 transition period or applicable fiscal year. See the "Short-Term Incentive Awards" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
Mr. Decker was promoted to Chief Executive Officer on April 27, 2017.

(4)
Ms. Olson was promoted to Chief Operating Officer on June 25, 2018.

(5)
Consists of 401(k) company contributions.

The charts set forth below show the percentages of compensation paid to the named executive officers in 2019 for base salary, LTIP share awards, STIP incentive cash compensation, and all other compensation.

Grants of Plan-Based Awards

The following table presents information regarding share awards and incentive cash compensation granted to the named executive officers for performance during 2019 under the Company's 2015 Incentive Plan.

		Estimated Future Payouts under Non-Equity Incentive Awards(1)				Estimated Future Payouts under Equity Incentive Plan Awards(2)
									All Other Share Awards: No. of Shares(3)
										Grant- Date Fair Value ($)(4)
Name	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)	Target (#)	Maximum (#)

Mark O. Decker, Jr.	STIP	235,000	470,000	705,000
	Performance Based RSUs				3/8/2019	1,314	5,257	10,514		417,879
	Time-Based RSUs				3/8/2019				2,629	152,640
John A. Kirchmann	STIP	113,750	325,000	341,250
	Performance Based RSUs				3/8/2019	606	2,424	4,848		192,684
	Time-Based RSUs				3/8/2019				1,212	70,369
Anne Olson	STIP	126,000	360,000	378,000
	Performance Based RSUs				3/8/2019	839	3,356	6,712		266,768
	Time-Based RSUs				3/8/2019				1,678	97,425

(1)
STIP awards for 2019 Performance: Includes the potential range of 2019 STIP cash awards as described in the Compensation Discussion and Analysis section of this Proxy Statement. The actual amount earned for 2019 performance is reported under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

(2)
Performance-based LTIP awards granted on March 8, 2019, which vest based on achieving certain performance goals at the end of the performance period, or December 31, 2021, provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2019 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
Time-based LTIP awards granted on March 8, 2019, which vest ratably on each March 8, 2020, 2021, and 2022, provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2019 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(4)
The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under the 2015 Incentive Plan.

Outstanding Equity Awards at December 31, 2019

The following table presents information regarding share awards granted to each of the named executive officers under the 2015 Incentive Plan which were outstanding at December 31, 2019 but had not yet been earned or vested. See "Grants of Plan-Based Awards Table" for more information.

		Share Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested(1) ($)	Equity Incentive Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(1) ($)

Mark O. Decker, Jr.	3/8/2019	2,629(2)	190,603
	3/8/2019			5,257(3)	381,133
	7/20/2018	1,756(2)	127,310
	7/20/2018			5,268(3)	381,930
	6/21/2017	812(2)	58,870
	6/21/2017			2,435(3)	176,538
	6/21/2017			2,435(3)	176,538
	5/1/2017	548(2)	39,730
John A. Kirchmann	3/8/2019	1,212(2)	87,870
	3/8/2019			2,424(3)	175,740
	7/20/2018	899(2)	65,178
	7/20/2018			2,699(3)	195,678
	6/21/2017	415(2)	30,088
	6/21/2017			1,247(3)	90,408
	6/21/2017			1,247(3)	90,408
	4/30/2017	822(4)	59,595
Anne Olson	3/8/2019	1,678(2)	121,655
	3/8/2019			3,356(3)	243,310
	7/20/2018	1,423(2)	103,168
	7/20/2018			4,271(3)	309,658
	6/21/2017	415(2)	30,088
	6/21/2017			1,247(3)	90,408
	6/21/2017			1,247(3)	90,408
	4/30/2017	822(4)	59,595

(1)
Based on the closing market price per common share at December 31, 2019, which was $72.50.
(2)
Time-based LTIP award which vests ratably over three years after the grant date.
(3)
Performance-based LTIP award which vests based on achieving certain performance goals at the end of the three-year performance period. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.
(4)
Signing bonus award upon joining the Company.

Shares Vested

The following table presents information regarding share awards and RSUs granted to each of the named executive officers under the 2015 Incentive Plan which vested during 2019. All shares were or became fully vested and unrestricted on December 31, 2019. The Company has not granted any share option awards to the named executive officers.

			Share Awards
Name	Grant Date	Vest Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mark O. Decker, Jr.	8/8/2016	4/30/2019	1,406(1)	83,727
	8/8/2016	5/1/2019	429(2)	25,860
	8/8/2016	8/8/2019	1,023(2)	66,526
	5/1/2017	5/1/2019	548(3)	33,033
	6/21/2017	5/1/2019	811(4)	48,887
	7/20/2018	7/20/2019	878(5)	52,417
John A. Kirchmann	4/30/2017	4/30/2019	822(6)	48,950
	6/21/2017	5/1/2019	416(4)	25,076
	7/20/2018	7/20/2019	450(5)	26,865
Anne Olson	4/30/2017	4/30/2019	822(6)	48,950
	6/21/2017	5/1/2019	416(4)	25,076
	7/20/2018	7/20/2019	712(5)	42,506

(1)
These shares consist of the performance-based LTIP awards granted on August 8, 2016.
(2)
These shares consist of one-third of the time-based LTIP awards granted on August 8, 2016.
(3)
These shares consist of one-third of the time-based LTIP awards granted on May 1, 2017.
(4)
These shares consist of one-third of the time-based LTIP awards granted on June 21, 2017.
(5)
These shares consist of one-third of the time-based LTIP awards granted on July 20, 2018.
(6)
These shares consist of one-third of the time-based LTIP awards granted on April 30, 2017.
(7)
Value realized equals the closing price of our common shares on the vesting date multiplied by the number of shares vested.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 regarding compensation plans (including individual compensation arrangements) under which the Company's common shares of beneficial interest are available for issuance:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	28,151	—	374,703	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	28,151	—	374,703	(2)

(1)
Consists of 28,151 outstanding RSUs granted under the 2015 Incentive Plan.
(2)
Includes shares available for issuance under the 2015 Incentive Plan.

Potential Payments Upon Termination or Change in Control

On June 19, 2018, the Company adopted a form of Change in Control Severance Agreements ("Change in Control Agreements"), and each of Mr. Decker, Mr. Kirchmann, and Ms. Olson have entered into a Change in Control Agreement with the Company. Under each agreement, an officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated "without cause" by the Company or terminated by the officer for "good reason," as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the officer: (1) signing a release and waiver of all claims against the Company; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for one year for Mr. Decker, the CEO at the time, and six months for the other executive officers; non-recruitment, or non-solicitation, provision; non-disparagement provision; and confidentiality agreement.

Under the agreements, severance benefits include:

  •
  a lump-sum severance payment equal to 2x for Mr. Decker (as CEO) and 1x for other executive officers, the sum of
  o
  base salary, plus
  o
  the target annual cash bonus
  •
  outstanding non-vested share awards that vest based on continued employment immediately become vested; and
  •
  outstanding non-vested, performance-based share awards that vest based on performance goals will remain outstanding until the end of the performance measurement period and become vested to the extent the performance goals are achieved.

Executive officers are also entitled to reimbursement of certain health insurance coverage for up to 18 months and benefits under other Company plans and programs per the terms of such plans and programs. Executive officers would not receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.

Under the Change in Control Severance Agreements, a "change in control" includes:

  •
  with certain exceptions, the acquisition, directly or indirectly, by any person or group of beneficial ownership of securities entitled to vote generally in the election of trustees of the Company that represent 35% or more of the combined voting power of the Company's then-outstanding voting securities;
  •
  individuals who, as of the effective date of this Plan, constitute the Board cease for any reason to constitute at least a majority of the Board;
  •
  the consummation by the Company of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
  •
  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity's outstanding voting securities immediately after the transaction; and
  •
  after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or
  •
  approval by the Company's shareholders of a liquidation or dissolution of the Company.

The full definition of "change in control" is contained in the Amended and Restated 2015 Incentive Plan, which is attached hereto as Appendix B.

Under the Change in Control Severance Agreements, "Cause" means (i) the Executive's willful conduct that is demonstrably and materially injurious to the Company or an Affiliate, monetarily or otherwise; (ii) the Executive's breach of certain covenants; (iii) the Executive's breach of the Executive's fiduciary duties to the Company or an Affiliate; (iv) the Executive's conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the Executive's entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits the Executive from serving as an officer or director of a company that has publicly traded securities. A termination of the Executive shall not be for "Cause" unless the decision to terminate the Executive is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the Executive if the Executive is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board).

Under the Change in Control Severance Agreements,"Good Reason" means, without the express written consent of the Executive, (i) a change in the Executive's position with the Company or an affiliate which results in a material diminution of the Executive's authority, duties or responsibilities; (ii) a material reduction by the Company or an affiliate in the annual rate of the Executive's base salary; (iii) a change in the location of the Executive's principal office to a different place that is more than fifty miles from the Executive's principal office immediately prior to such change; or (iv) the Company's material breach of this Agreement. A reduction in the Executive's rate of annual base pay shall be material if the rate of annual base salary on any date is less than ninety percent (90%) of the Executive's highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the Executive's rate of annual base pay shall be disregarded to the extent that the reduction is applied similarly to the Company's other officers. Notwithstanding the two preceding sentences, a change in the Executive's duties or responsibilities or a reduction in the annual rate of the Executive's base salary in connection with the Executive's termination of employment (for Cause, disability or retirement), shall not constitute Good Reason and the Executive shall not have Good Reason to resign solely because the Company does not have common stock or other securities that are publicly traded. A resignation by the Executive shall not be with "Good Reason" unless the Executive gives the Company written notice specifying the event or condition that the Executive asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the Executive asserts constitutes Good Reason, and the Company has failed to remedy or cure the event or condition during the thirty-day period after such written notice is given to the Company.

2015 Incentive Plan

Under the current 2015 Incentive Plan, in the event a change in control occurs (as defined under the 2015 Incentive Plan), the administrator may, at its discretion, require outstanding share awards, share unit awards, and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.

If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company's shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.

The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of December 31, 2019 under various scenarios, assuming a change in control and/or termination had occurred on December 31, 2019. The table below does not include payments or benefits that are not conditioned on termination or change in control, including accrued but unpaid vacation or other compensation, the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of December 31, 2019.

Name and Termination Scenario	Cash Payment ($)(1)		Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(2)	Total ($)

Mark O. Decker, Jr. – President, Chief Executive Officer, and Chief Investment Officer
By Company For Cause(3)	—		—	—
By Company Without Cause	—		416,513	416,513
Upon Death or Disability	—		1,532,650	1,532,650
Upon Change in Control(4)	—		416,513	416,513
Upon Change in Control and Termination(5)	1,900,952	(6)	1,532,650	3,433,602
John A. Kirchmann – Executive Vice President and Chief Financial Officer
By Company For Cause(3)	—		—	—
By Company Without Cause	—		242,730	242,730
Upon Death or Disability	—		794,963	794,963
Upon a Change in Control(4)	—		242,730	242,730
Upon Change in Control and Termination(5)	567,702	(6)	794,963	1,362,665
Anne M. Olson – Executive Vice President — Chief Operating Officer, General Counsel, and Secretary
By Company For Cause(3)	—		—
By Company Without Cause	—		314,505	314,505
Upon Death or Disability	—		1,048,278	1,048,278
Upon Change in Control(4)	—		314,505	314,505
Upon Change in Control and Termination(5)	632,881	(6)	1,048,278	1,681,159

(1)
This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2019.

(2)
Amounts in this column reflect accelerated vesting of awards of restricted common shares and RSUs under the LTIP awards that were outstanding at December 31, 2019. For purposes of this table, it is assumed that all the common shares under the performance-based LTIP awards have been earned and that the market value of a common share is $72.50, the closing market price per common share at the close of business on December 31, 2019.

(3)
No payments are made and no vesting occurs if the Company terminates the officer for "cause" as defined in the LTIP awards.

(4)
This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.

(5)
This reflects the occurrence of a change in control and the officer's employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of December 31, 2019.

(6)
Includes the reimbursement of health care benefits, estimated to be $20,952 for Mr. Decker, $15,202 for Mr. Kirchmann, and $20,881 for Ms. Olson, assuming the reimbursement is for the full 18-month period and based on monthly premiums in place as of December 31, 2019.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total compensation of its median employee for 2019 to the total compensation of Mark O. Decker, Jr., the Company's President and Chief Executive Officer (the "CEO"), for 2019. The Company considers the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.

For the year ended December 31, 2019:

  •
  the total compensation of the employee who represents the Company's median compensated employee (other than the CEO) was $41,913; and

  •
  the total compensation of the CEO, as reported in the Summary Compensation Table above, was $1,609,755.

Based on this information, for 2019, the annual total compensation of our CEO was approximately 38 times the median total compensation of all of our employees (other than the CEO) for the year ended December 31, 2019.

Determining the Median Employee

    Employee Population

The Company used its employee population as of December 31, 2019, as the determination date for identifying its median employee. As of such date, the employee population consisted of 388 individuals, including full-time, part-time, seasonal and temporary employees. For purposes of the pay ratio calculation, the Company's employee population consists of all full-time and part-time employees at all locations, including all temporary employees employed as of the determination date.

    Methodology for Determining Our Median Employee

To identify the median employee from the employee population, the Company used actual wages and benefits paid (as reported on Form W-2), according to its U.S. and local payroll records, in the year ended December 31, 2019. In identifying the median employee, the Company annualized the compensation of all full- and part-time permanent employees who were new hires in the year ended December 31, 2019, and did not make any cost-of-living adjustments.

Total Compensation of the Median Employee for 2019

With respect to the total compensation of the median employee for the year ended December 31, 2019, the Company calculated such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Total Compensation of the CEO for 2019

With respect to the total compensation of the CEO for the year ended December 31, 2019, the Company used the amount reported in the "Total" column of the Summary Compensation Table for 2019 included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate his total compensation are described in the footnotes to the Summary Compensation Table.

Compensation Policies and Risk Management

The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that the Company's compensation policies and practices would encourage excessive risk-taking:

  •
  Compensation for certain executive officers is composed of various components: base salary, short-term incentive cash awards, and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.

  •
  A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of RSUs encourages the Company's executive officers to focus on sustaining the Company's long-term performance because unvested awards could significantly decrease in value if the Company's business is not managed with long-term interests in mind.

  •
  The STIP and LTIP awards granted in 2019 utilize various performance goals. The STIP awards utilize the objective performance goals of AFFO growth and same-store NOI growth as well as qualitative performance goals for progress on execution of the Company's strategic plan and meeting individual personal goals. The performance-based LTIP awards utilize the Company's TSR over a three-year period as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same period. The use of several performance goals was intentionally selected by the Compensation Committee with the goal of aligning executive compensation with long-term creation of shareholder value.

  •
  The 2015 Incentive Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the 2015 Incentive Plan.

  •
  The Company adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers, 1x for senior vice presidents and 0.5x for vice presidents. In addition, the officers are required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company, or ceases to be an officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company's business is not managed with long-term interest in mind.

  •
  The Company adopted a "clawback" policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on the Company's financial statements if the person had engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to a material restatement of such financial statements.

  •
  The Company adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving the Company's securities and from pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

The Compensation Committee believes that this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company's long-term interest. Accordingly, the Compensation Committee believes the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

401(k) Plan

The Company sponsors a defined contribution 401(k) retirement plan. Employees over the age of 21 may participate in the Company's 401(k) plan, except for collectively bargained employees, non-resident alien employees, and part-time/temporary/seasonal employees scheduled to work less than 1,000 hours of service within the plan year. Eligible employees can participate in the plan immediately upon hire, but are not eligible for the employer match until they have completed six months of service and are age 21. Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. The Company currently matches, dollar-for-dollar, employee contributions to the 401(k) plan in an amount equal to up to 5% of the wages of each employee participating in the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

During 2019, the following served as members of the Compensation Committee of the Board of Trustees: Ms. Linda J. Hall (Chair), Ms. Emily Nagle Green, and Mr. John A. Schissel. None of the members of the Compensation Committee currently is, or formerly was, an officer or employee of the Company. During 2019, none of the Company's executive officers served on the Compensation Committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company's Compensation Committee.

PROPOSAL 3: APPROVAL OF AMENDED AND RESTATED 2015 INCENTIVE PLAN

Introduction

The Company is requesting that shareholders approve the amendment and restatement of its 2015 Incentive Plan, which was approved by the Board of Directors on March 13, 2020. If this proposal is approved by shareholders, it will:

  •
  Expand the types of awards that may be issued under the Plan to include not only share awards, share unit awards, and incentive awards, but also stock options, including non-qualified stock options and incentive stock options ("ISOs"), as well as stock appreciation rights ("SARs");

  •
  Adjust the overall shares available under the Plan to reflect the Company's 1-for-10 reverse stock split in December 2018 and to adjust the individual limitations on the number of shares or dollar value of awards to individuals and non-employees Trustees under the Plan;

  •
  Establish special rules regarding the issuance of ISOs;

  •
  Add certain limitations on the ability to amend the terms of stock options or SARs without shareholder approval; and

  •
  Add other provisions as described in the Plan amendments below.

For purposes of this proposal, the original 2015 Incentive Award Plan will be referred to as the "Plan" or the "2015 Plan," and the Plan as amended and restated is referred to as the "Amended and Restated 2015 Plan" or the "Amended and Restated Plan."

If the Amended and Restated 2015 Plan is not approved by shareholders at the 2020 Annual Meeting, equity awards will continue to be granted under the 2015 Plan as currently in effect.

The Amended and Restated 2015 Plan does not increase the total number of shares issuable under the Plan nor extend the term of the Plan. Under the 2015 Plan, no award may be granted after June 23, 2025, but awards granted on or before such date shall remain subject to their terms notwithstanding the expiration of the Plan.

The 2015 Plan is our only plan for providing equity incentive compensation to our employees and non-employee Trustees. The Board believes that the Amended and Restated 2015 Plan is in the best interests of shareholders and the Company because equity awards granted under this Plan help to promote the Company's long-term financial success; attract, motivate, and retain key talent; align employee and non-employee trustee interests with shareholder interests; link employee and non-employee trustee compensation to company performance, and maintain a culture based on employee and non-employee director share ownership. Equity is a significant component of total compensation for many of our key employees.

The following summary of the material terms of the Amended and Restated 2015 Plan is qualified in its entirety by reference to the actual text of the Amended and Restated 2015 Plan, which is attached to this Proxy Statement as Appendix B.

Purpose of the Amendments to the 2015 Plan

On June 24, 2015, the Board adopted the 2015 Plan, which was approved by shareholders at the 2015 Annual Meeting. On March 13, 2020, the Board approved certain amendments to the 2015 Plan, which include the following:

Increase Types of Awards Available under the 2015 Plan

The 2015 Plan originally provided that share awards, share unit awards, and incentive awards could be granted under the 2015 Plan. The Amended and Restated 2015 Plan would also allow the Company to issue stock options, including non-qualified stock options and ISOs, as well as SARs. These additional types of awards provide additional flexibility to the Company and are standard provisions in many stock incentive plans. The Amended and Restated 2015 Plan also provides for "Substitute Awards," which are awards granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any affiliate with which the Company or any affiliate combines.

Place Limits on Aggregate Number of Awards Granted and Individual Limits Under the 2015 Plan

The Amended and Restated 2015 Plan adjusts the number of common shares that may be granted under the Plan to 425,000, which reflects an adjustment to account for the Company's 1-for-10 reverse stock split in December 2018. The Amended and Restated 2015 Plan also clarifies that the number of shares available for issuance under the 2015 Plan shall be reduced by one common share for every common share granted under an award; provided, however, that in the case of an award that provides for a range of potential payouts, the number of common shares available for issuance under the 2015 Plan shall be reduced by the maximum number of common shares that may be paid under such an award.

The Amended and Restated 2015 Plan also provides that no individual may, in any calendar year, be granted awards covering more than 100,000 common shares or exceeding $7,500,000 of total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes). Similarly, non-employee Trustees shall not be granted awards in any calendar year exceeding $1,000,000 in total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes).

As of March 23, 2020, the closing price of a common share on the NYSE was $53.34.

Enhance Governance Features

The Amended and Restated 2015 Plan promotes responsible share counting and share granting practices, and incorporates additional governance features that moderate the cost of the Amended and Restated 2015 Plan to our shareholders. These provisions include, but are not limited to, the following:

  •
  Limitations on Share Recycling: In the event that any withholding tax liabilities resulting from an award granted under the Plan are satisfied by the withholding of common shares, then the number of shares tendered or withheld shall not be available for future grants. If, however, any common shares subject to awards are canceled, forfeited, expire or otherwise terminate without the issuance of common shares, or if any award is settled for cash or otherwise does not result in the issuance of common shares, then the common shares subject to the award shall again be available for issuance under the Amended and Restated 2015 Plan.

  •
  No Dividends or Dividend Equivalents Paid Until Shares Vest: The Amended and Restated 2015 Plan permits the payment of dividends and dividend equivalents (as and when dividends are declared on shares underlying the award) on share awards and share unit awards that are subject only to vesting based on continued employment or service. The Amended and Restated 2015 Plan permits the accrual of dividends or dividend equivalents on share awards and share unit awards subject to vesting based on performance criteria other than continued employment or service, but such dividends or dividend equivalents do not become payable unless and until the underlying shares become earned and vested. In addition, the Amended and Restated 2015 Plan prohibits the granting of dividend equivalents on stock options, SARs and incentive awards. Any dividends that do not vest are forfeited.

  •
  No Discounted Options or Stock Appreciation Rights: The exercise price for any option or SAR may not be less than the fair market value of the Company's common share on the grant date, except when the Company is replacing existing awards issued by an acquired entity.

  •
  No Repricing Without Shareholder Approval: The exercise price of an option or SAR may not be decreased after the grant date nor may such an award be surrendered to the Company as consideration for cash or a replacement award with a lower exercise price, except as approved by the Company's shareholders.

  •
  No Transferability. Equity awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except as may be set forth in the applicable award agreement. Even then, transfers are limited to immediate family members, trusts or partnerships for their benefit, or charitable organizations, and the participant cannot receive consideration for the transfer.

  •
  No Evergreen Provisions. There is no "evergreen" feature pursuant to which the shares authorized for issuance under the Amended and Restated 2015 Plan can be automatically replenished.

  •
  Awards Subject to Forfeiture or Clawback: Awards are subject to applicable clawback provisions.

  •
  No Tax Gross-ups: The Amended and Restated 2015 Plan does not provide for any tax gross-ups.

New Plan Benefits

There are no specific awards, including options or SARs, currently contemplated under the Amended and Restated 2015 Plan.

Required Vote

The affirmative vote of a majority of the voting power of he shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve the Amended and Restated 2015 Plan.

Vote Recommended

The Board recommends that the shareholders vote FOR the approval of the Amended and Restated 2015 Plan.

Material Terms of the Amended and Restated 2015 Plan

Administration of the Amended and Restated 2015 Plan

The Amended and Restated 2015 Plan will be administered by the Compensation Committee, except with respect to awards to non-employee trustees (i.e., a member of the Board who is not also an employee of the Company or an affiliate of the Company), in which case the plan will be administered by the entire Board. References in this summary to the "Administrator" include the Compensation Committee and, with respect to awards made to non-employee trustees, the Board.

The Administrator has the authority to grant awards under the Plan, determine the eligible individuals who will receive awards, determine the type of awards granted, specify the terms and conditions that govern each award, and approve the number of common shares subject to any award.

Because awards under the Amended and Restated 2015 Plan will be made at the Administrator's discretion, except in the case of the awards previously granted under the 2015 Plan, the Company is unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted under the Amended and Restated 2015 Plan.

Eligibility

The following are eligible to receive award grants under the Amended and Restated 2015 Plan: (1) employees of the Company, IRET Properties, or any of their affiliates; (2) any non-employee trustees of the Board; and (3) consultants who provide bona fide services to the Company, IRET Properties, or any of their affiliates (other than in connection with the offer, sale, or promotion of Company securities) and are selected by the Administrator to receive an award.

Share Authorization

The Amended and Restated 2015 Plan does not increase the total number of shares issuable under the Plan or extend the term of the Plan. The maximum aggregate number of common shares that may be issued under the Amended and Restated 2015 Plan is 425,000 common shares, which is the same number that may be issued under the 2015 Plan. As of March 23, 2020, of the 425,000 common shares authorized under the 2015 Plan, approximately 365,897 common shares remained available for awards under the 2015 Plan.

In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of common shares that may be issued under the 2015 Plan, as well as the terms of outstanding awards and the per individual grant limitations. The shares available for grant under the 2015 Plan have been adjusted to account for the Company's 1-for-10 reverse stock split, which became effective on December 27, 2018.

If any share awards or share unit awards are forfeited, terminated, expired, canceled, surrendered, or settled in cash without the issuance of shares, the common shares subject to such awards, to the extent of the forfeiture, termination, expiration, cancellation, surrender or cash settlement, will again be available for awards under the Amended and Restated 2015 Plan. Any shares that are tendered or withheld from the settlement of an award to satisfy a tax withholding obligation under an award will not be available for future awards granted under the Amended and Restated 2015 Plan.

Individual Award Limitations

The Amended and Restated 2015 Plan provides that no participant may be granted or awarded, in any calendar year: (1) share awards and share unit awards covering more than 100,000 common shares or (2) incentive awards that provide for a total payment (in cash or common shares) exceeding $7,500,000 of total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes). As to non-employee trustees, the individual limitations are lower. Under the Amended and Restated 2015 Plan, no non-employee trustee may be granted or awarded, in any calendar year, awards exceeding $1,000,000 in total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes).

Types of Awards

The Administrator will have the authority to grant share awards, share unit awards, incentive awards, SARs, and stock options, including non-qualified stock options and ISOs, under the Amended and Restated 2015 Plan. The Amended and Restated 2015 Plan generally provides that no award will become fully earned or vested or its requirements fully satisfied before the first anniversary of the date of grant. However, the Administrator may accelerate the time of vesting or settlement of an award if the participant's employment or service is terminated or if the award has been outstanding for at least one year. In addition, the Administrator may accelerate the time of vesting or settlement of awards of up to 30,000 common shares without regard to the one-year requirement.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Amended and Restated 2015 Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Administrator or as required by application law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, common shares, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

In addition, a participant may not sell or dispose of the shares acquired under an award except in compliance with the Company's Policy Regarding Share Ownership and Retention, as the same may be subsequently amended or replaced by a similar policy.

Share Awards

Like the 2015 Plan, the Amended and Restated 2015 Plan provides for the grant of share awards. A share award is an award of common shares that will be subject to restrictions as the Committee determines on the date of grant and consistent with the terms of the Amended and Restated 2015 Plan, including the vesting requirements described above. The vesting requirements and/or restrictions may be stated with reference to one or more performance objectives. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Committee may determine.

A participant who receives a share award will have all the rights of a shareholder as to those shares underlying the award, including the rights to vote and receive distributions on the shares. However, if the stock award does not vest solely based on continued employment or service, distributions payable on the shares underlying the award will be paid when, and only to the extent that, the award vests. A participant will be prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the shares underlying a share award until the award vests.

Share Unit Awards

Like the 2015 Plan, the Amended and Restated 2015 Plan provides for the grant of share unit awards. A share unit award is an award of share units, which represent the participant's right to receive an equal number of common shares or an amount based on the value of the common shares, or a combination of both, when the requirements established by the Administrator, consistent with the terms of the 2015 Plan, including the vesting requirements described above, are satisfied.

The Administrator will determine the applicable performance period, the performance objective(s) determined by the Administrator, and such other conditions that apply to the share unit award on the date of grant. To the extent the performance objective(s) and other requirements are met, share unit awards will be earned and paid in cash, common shares, or a combination of both.

A participant who receives a share unit award will not have any rights of a shareholder as to any shares underlying the award until, and only to the extent that, the share unit award is earned and common shares are issued in payment of the award. However, the Administrator may, at the time the award is granted, provide a participant the right to receive distribution equivalents on the shares underlying the award. Distribution equivalents are payments equal to the ordinary cash distributions that would otherwise be paid on issued and outstanding common shares. The payment of distribution equivalents may be paid in cash, common shares, or a combination of both, and may be subject to such terms, conditions, restrictions and/or limitations as the Administrator may decide. However, if a share unit award does not vest solely based on continued employment or service, distribution equivalents payable on the award will be accumulated and paid, without interest, when, and only to the extent that, the share unit award vests.

Incentive Awards

Like the 2015 Plan, the Amended and Restated 2015 Plan also provides for the grant of incentive awards. An incentive award represents a participant's right to earn a payment when the terms and conditions established by the Administrator at the time of grant, consistent with the terms of the Amended and Restated 2015 Plan, including the vesting requirements described above, are satisfied.

The Administrator will determine the applicable terms and conditions applicable to the incentive award, which may include continued employment for a specified period, performance objective(s), or such other conditions determined by the Administrator. To the extent the terms and conditions are met, incentive awards will be earned and paid in cash, common shares or a combination of both.

A participant who receives an incentive award will not have any rights of a shareholder as to any shares underlying the award until, and only to the extent that, the incentive award is earned and common shares are issued in payment of the award.

Stock Options

Unlike the 2015 Plan, the Amended and Restated 2015 Plan provides for the grant of stock options, which include both incentive stock options ("ISOs") and non-qualified stock options. ISOs are awards that are designated as an ISO and that is intended to meet the requirements of Section 422 of the Code (or any successor provision). Non-qualified stock options are awards that are not intended to meet the requirements of Section 422 of the Code.

The Administrator shall, on the grant date of the Award, designate participants to whom a stock option award is to be granted and shall specify the number of common shares covered by the award as well as any terms, conditions and restrictions applicable to such award. The Administrator, on the grant date, shall specify to what extent award of a stock option award will be earned upon the satisfaction of certain requirements as set forth in the award agreement. By way of example and not of limitation, the requirements may (i) postpone exercisability, vesting or both of the stock option award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to performance goals, or (ii) provide that the stock option award will be forfeited if the participant separates from the service of the Company and its affiliates before the expiration of a stated term. The period for determining whether such requirements are satisfied shall be at least one year.

The exercise price for a stock option award shall be determined by the Administrator and shall be specified in the award agreement evidencing such stock option award; provided, however, that the exercise price must be at least equal to 100% of the fair market value of a common share as of the stock option's date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of ISOs, Code Section 424). Substitute Awards are those granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by the Company or other entity acquired by the Company or any affiliate or with which the Company or any affiliate combine.

The term of a stock option shall be determined by the Administrator; provided, however, that no stock option shall be exercisable later than the tenth anniversary of its date of grant. A stock option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each participant.

A stock option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures authorized by the Administrator, setting forth the number of common shares with respect to which the stock option is to be exercised, accompanied by full payment for the common shares. A condition of the issuance of the common shares as to which a stock option shall be exercised shall be the payment of the exercise price and any applicable withholding taxes. The exercise price of any exercised stock option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a participant's applicable award agreement as determined by the Administrator in its discretion on the date of grant:

(a)   In cash or its equivalent;

(b)   By tendering (either by actual delivery or by attestation) previously acquired common shares having an aggregate fair market value at the time of exercise equal to the exercise price;

(c)   By a cashless (broker-assisted) exercise;

(d)   By authorizing the Company to withhold shares of common stock otherwise issuable upon the exercise of the Option having an aggregate fair market value at the time of exercise equal to the exercise price;

(e)   By any combination of (a), (b), (c) or (d); or

(f)    By any other method approved or accepted by the Administrator.

Notwithstanding any provision of the Amended and Restated 2015 Plan to the contrary, a stock option granted in the form of an ISO to a participant shall be subject to the following rules:

  (a)
  An option shall constitute an ISO only if the participant receiving the option is an employee and only if the employee is employed by the Company, or a parent or subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable award agreement and (ii) the aggregate fair market value (determined as of the stock option's date of grant) of the common shares with respect to which ISOs held by the participant first become exercisable in any calendar year (under the Amended and Restated 2015 Plan and all other plans of the Company and its affiliates) does not exceed $100,000. To the extent a stock option granted to a participant exceeds this limit, the stock option shall be treated as a non-qualified stock option.

  (b)
  No participant may receive an ISO under the Amended and Restated 2015 Plan if, immediately after the grant of such Award, the participant would own shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate, unless (i) the exercise price for that ISO is at least 110% of the fair market value of the common shares subject to that ISO on the grant date and (ii) that stock option shall expire no later than five years after its date of grant.

  (c)
  For purposes of continued service by a participant who has been granted an ISO, no approved leave of absence may exceed three months unless re-employment upon expiration of such leave is provided by statute or contract. If re-employment is not so provided, then on the date six months following the first day of such leave, any ISO held by the participant shall cease to be treated as an ISO and shall be treated for tax purposes as a non-qualified stock option.

  (d)
  If an ISO is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such stock option shall thereafter be treated as a non-qualified stock option.

  (e)
  Each participant awarded an ISO shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any common shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such common shares before the later of (i) two years after the date of grant of the ISO or (ii) one year after the date of exercise of the ISO.

No participant shall, as a result of receiving a stock option, have any rights as a shareholder of the Company until, and then only to the extent that, the participant exercises the stock option and common shares are issued upon such exercise to the participant. After a stock option is exercised and settled by the issuance of common shares, a participant will have all the rights of a shareholder as to such common shares.

A participant may not sell or dispose of the shares of common stock issued in settlement of a stock option except in compliance with the Company's Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy, and no dividends or dividend equivalents shall accrue on or be payable under a stock option.

Stock Appreciation Rights

Unlike the 2015 Plan, the Amended and Restated 2015 Plan provides for the grant of a Stock Appreciation Right, or "SAR," which entitles the participant to receive cash or common shares equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Administrator. The Administrator, on the grant date, shall specify to what extent the SARs will be earned upon the satisfaction of certain requirements as set forth in the award agreement. By way of example and not of limitation, the requirements may (i) postpone exercisability, vesting, or both of the SARs until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to performance goals, or (ii) provide that the SAR will be forfeited if the participant separates from the service of the Company and its affiliates before the expiration of a stated term. Except for certain exceptions as provided in the Amended and Restated 2015 Plan, the period for determining whether such requirements are satisfied shall be at least one year.

The grant price for each grant of a SAR shall be determined by the Administrator and shall be specified in the award agreement evidencing the SAR; provided, however, that the grant price must be at least equal to 100% of the fair market value of a common share as of the date of grant, except in the case of Substitute Awards. The term of an SAR shall be established by the Administrator but shall not exceed 10 years. A SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each participant.

Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company, a participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)   The excess of the fair market value of a share on the date of exercise over the grant price.

(b)   The number of common shares with respect to which the SAR is exercised.

Payment shall be made in cash, shares or a combination thereof as provided for under the applicable award agreement.

No participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company until, and then only to the extent that, the participant exercises the SAR and common shares are issued upon such exercise to the participant. After a SAR is exercised and settled by the issuance of common shares, a participant will have all the rights of a shareholder as to such common shares. A participant may not sell or dispose of the common shares issued in settlement of a SAR except in compliance with the Company's Policy Regarding Share Ownership and Retention (or other similar or replacement policy). No dividends or dividend equivalents shall accrue on or be payable under a SAR.

CEO Grants

The Administrator has delegated to the CEO the ability to grant share awards, share unit awards, and incentive awards to non-executive officers of the Company; provided, however, that such awards shall not exceed 2,000 shares in any calendar year in the aggregate; and provided further, that the CEO shall provide a report to the Administrator not less than annually on any awards granted pursuant to this authority.

Change in Control

In the event a "change in control" occurs (as defined below), the Administrator may, at its discretion, require outstanding share awards, share unit awards, incentive awards, stock options, and SARs be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.

If awards are not assumed or replaced with substitute awards, the Administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award; and (4) stock options and SARs become earned in full in accordance with the terms of the award. In addition, the Administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company's shareholders in the change in control transaction equal to the price per share received by shareholders for each common shares in the change in control transaction.

In summary, a "change in control" under both the 2015 Plan and Amended and Restated 2015 Plan occurs if:

  •
  a person, entity or group (with certain exceptions) acquires, in a transaction or series of transactions, the beneficial ownership of at least 35% of the Company's combined voting power;

  •
  the Company engages in a merger, consolidation, reorganization or other business combination or sells or disposes of all or substantially all of the Company's assets whereby the voting securities of the Company immediately prior to such transaction will not represent 50% or more of the combined voting power of the successor entity's voting securities immediately after the transaction;

  •
  the Company's shareholders approve a plan of liquidation or dissolution of the Company; or

  •
  individuals who, at the beginning of such period, constitute the Board, together with any new trustees whose nomination or election was approved by a majority of the trustees then on the Board (other than individuals who become trustees in connection with an election contest or third-party solicitation of proxies) cease for any reason to constitute a majority of the Board.

The Code has special rules that apply to "parachute payments," which is compensation paid due to a change in control. This may include payments due to awards granted under the 2015 Plan or the Amended and Restated 2015 Plan, together with payments under other plans and agreements. If the total amount of parachute payments exceeds a safe harbor amount prescribed by the Code, the recipient will be liable for a 20% excise tax on that portion of the parachute payments which exceed the safe harbor amount, and the Company will not be allowed to claim a federal income tax deduction for such portion of the parachute payments.

The 2015 Plan and the Amended and Restated 2015 Plan provide that parachute payments under the plan will be reduced if, and only to the extent that, a reduction will allow a participant to receive a greater net after tax amount than a participant would receive otherwise. However, the benefits will not be reduced, and the participant will receive all of the parachute payments, if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments. The 2015 Plan and the Amended and Restated 2015 Plan provide that these provisions do not apply to a participant who, under an agreement with the Company or the terms of another plan, is not permitted to receive parachute payments in excess of the safe harbor amount.

Return of Awards; Repayment

The 2015 Plan and the Amended and Restated 2015 Plan provide that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of benefits, i.e., a clawback policy. To the extent required by such policy, as in effect on the date the award is granted, the date of payment or the date the award became vested or earned, a participant will be required to return any award issued and repay any payment previously made with respect to an award.

Amendment; Termination

The 2015 Plan and the Amended and Restated 2015 Plan may be amended or terminated by the Board at any time. However, shareholder approval will be required if an amendment: (1) materially increases the aggregate number of shares that may be issued under the plan (other than adjustments permitted under the Plan); (2) materially increases the benefits accruing to participants under the plan; (3) materially changes the class of individuals eligible to become participants under the plan; or (4) is required to be approved by the shareholders under applicable law or by the New York Stock Exchange shareholder approval rules.

No amendment may, without the participant's consent, adversely affect the rights of the participant under outstanding awards.

The 2015 Plan and the Amended and Restated 2015 Plan provide that no awards may be granted under the plan after June 23, 2025, although awards granted on or before such date shall remain subject to their terms notwithstanding the expiration of the Plan.

Federal Tax Consequences

Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Code have been satisfied.

Share Awards.    Recipients of grants of restricted shares (including performance shares) generally will be required to include as taxable ordinary income the fair market value of the restricted shares at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted share will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted share (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). In the case of restricted shares that vest solely based on continued employment, if the award permits dividends to be paid as and when dividends are declared on the underlying shares, such dividends will be taxed as ordinary income. In the case of performance share awards that permit dividends to accrue while the restricted share is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Share Unit Awards and Other Awards.    Recipients of grants of restricted share units (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. In the case of a restricted share unit award that vests based solely on continued employment or service, if such award permits the payment of dividend equivalent amounts as and when dividends are declared on the underlying shares, such dividend equivalent amounts will be taxed as ordinary income. In the case of a performance unit award, if such award permits dividend equivalent amounts to accrue while the award is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying share unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other share-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant's tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction and Limitations.    Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated 2015 Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The 2017 Tax Act, which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which became effective for taxable years beginning on and after January 1, 2018. The 2017 Tax Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive annually under the Amended and Restated 2015 Plan in excess of $1 million generally will not be deductible.

Section 16 Delay.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified stock option, an ISO (for purposes of the AMT only), an SAR or a restricted share unit, and any restricted shares that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of common shares of the Company within the six months prior to the exercise, payout, or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a Section 83(b) election is made to recognize income as of the date the shares are received.

Parachute Tax.    Any acceleration of the vesting or payment of awards under the Amended and Restated 2015 Plan in the event of a "change in control" of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company. See the discussion above under the section entitled "Change in Control."

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Amended and Restated 2015 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Amended and Restated 2015 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules in their personal circumstances to the awards granted to them under the Amended and Restated 2015 Plan.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Description of Proposal

The Audit Committee has approved the selection of Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent auditor for the year ending December 31, 2020.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.

The Company expects that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Required Vote

The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the selection of Grant Thornton as the Company's independent auditor.

Vote Recommended

The Board recommends that you vote FOR the ratification of the selection of Grant Thornton as the Company's independent auditor for the year ending December 31, 2020.

 ACCOUNTING AND AUDIT COMMITTEE MATTERS

Fees Paid to the Company's Independent Auditor

The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton for the year ended December 31, 2019 and for the eight-month transition period ended December 31, 2018. These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, the Company's independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton in 2019 and has determined that all such services were compatible with maintaining Grant Thornton's independence.

	2019	2018 Transition Period
Audit Fees	$526,500	$547,201
Audit-Related Fees	13,000	—
Tax Fees	—	—
All Other Fees	—	—

Total	$539,500	$547,201

Audit Fees:    This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.

Audit-Related Fees:    This category consists of assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category generally include fees for benefit plan audits.

Tax Fees:    This category consists of professional services rendered by the independent auditor primarily in connection with the Company's tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.

All Other Fees:    This category consists of fees for other permissible services that do not meet the above category descriptions.

 REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently is composed of three independent trustees, Michael T. Dance (Chair), Jeffrey P. Caira, and Mary J. Twinem. The Board has determined that each of the Audit Committee members meets the independence and experience requirements of the rules and regulations of the NYSE and SEC, as currently applicable to the Company.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP") and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm, Grant Thornton LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton LLP to review and discuss the audited financial statements. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board ("PCAOB") standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.

In addition, the Audit Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the PCAOB and the Commission regarding the independent auditor's communications with the Audit Committee concerning independence.

The Audit Committee pre-approves all services provided by the independent auditor to the Company, and the related fees for such services, and has concluded that all such services provided in 2019 were compatible with the auditors' independence. See "Proposal 4: Ratification of Selection of Independent Auditor" for more information regarding fees paid to the Company's independent auditors for services in the 2018 eight-month transition period and in 2019.

During 2019, the Audit Committee continued to monitor and review the internal auditor's ongoing testing of the effectiveness of the Company's internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton LLP, as part of its audit of the Company's financial statements for 2019, independently reviewed the Company's internal controls.

On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton LLP, the Company's internal auditor, and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The Audit Committee has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. The Board of Trustees has concurred in that appointment and has presented the matter to the shareholders of the Company for ratification.

Submitted by the Audit Committee of the Board:

Michael T. Dance (Chair)
Jeffrey P. Caira
Mary J. Twinem

 SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS

The Company did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in this Proxy Statement.

Shareholders who wish to submit a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2021 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Exchange Act, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, no later than by December 7, 2020 in order to be included in the Company's proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act. Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of the Company's Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to the Company's Secretary at the above address no earlier than the close of business on January 19, 2021 and no later than the close of business on February 18, 2021. If such notice is received by the Company on or after February 18, 2021, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in the Company's proxy statement or form of proxy. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who wish to propose a trustee nominee for the 2021 annual meeting of shareholders must comply with Article III, Section 6(B) of the Company's Bylaws, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Nominations must be received by the Secretary no earlier than the close of business on January 19, 2021 and no later than the close of business on February 18, 2021. Such shareholder nominations will not be included in the Company's proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to the Company's Board of Trustees, see the discussion under "Corporate Governance and Board Matters—Trustee Nominations."

 HOUSEHOLDING OF PROXY MATERIALS

In accordance with notices that the Company sent to certain shareholders, the Company is sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company's common shares at two different brokerage firms, your household will receive two copies of the Company's proxy materials, one from each brokerage firm.

If you received a householded mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Investor Relations Department by mail to Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. Central Time at 1-701-837-4738. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH IRET

If you would like to receive information about the Company, you may use one of the following methods:

  1.
  The Company's Internet site, located at www.iretapartments.com, contains information about the Company and its properties. Our investors site, located at ir.iretapartments.com, contains press releases, earnings releases, financial information, and stock quotes, as well as corporate governance information and links to the Company's SEC filings. This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2019, are both available on ir.iretapartments.com.

  2.
  To have information such as the Company's latest quarterly or annual report mailed to you, please either call 1-701-837-4738 or send a request by email to "ir@iret.com" or by mail to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988.

If you would like to contact the Company, please call Investor Relations at 1-701-837-4738, or send correspondence to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988.

 OTHER MATTERS

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees
Anne Olson Executive Vice President, Chief Operating Officer, General Counsel, and Secretary

April 6, 2020
Minot, North Dakota

Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto, and the financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Anne Olson, Chief Operating Officer, General Counsel, and Secretary of the Company, at Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. This request must include a representation by the shareholder that as of March 23, 2020, the shareholder is entitled to vote at the Annual Meeting.

APPENDIX A

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non- GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.

We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.

Reconciliation of Operating Income (Loss) to Net Operating Income

Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Twelve Months Ended December 31,
	2019	2018	$ Change	% Change

Operating income (loss)	$11,417	$(13,602)	$25,019	(183.9)%
Adjustments:
Property management expenses	6,186	5,537	649	11.7%
Casualty loss	1,116	815	301	36.9%
Depreciation and amortization	74,271	77,624	(3,353)	(4.3)%
Impairment	—	19,030	(19,030)	(100.0)%
General and administrative expenses	14,450	14,883	(433)	(2.9)%

Net operating income	$107,440	$104,287	$3,153	3.0%
Revenue
Same-store	$135,939	$131,149	$4,790	3.7%
Non-same-store	25,495	15,646	9,849	62.9%
Other properties and dispositions	24,321	33,573	(9,252)	(27.6)%

Total	185,755	180,368	5,387	3.0%
Property operating expenses, including real estate taxes
Same-store	58,155	56,047	2,108	3.8%
Non-same-store	9,031	5,518	3,513	63.7%
Other properties and dispositions	11,129	14,516	(3,387)	(23.3)%

Total	78,315	76,081	2,234	2.9%
Net operating income
Same-store	77,784	75,102	2,682	3.6%
Non-same-store	16,464	10,128	6,336	62.6%
Other properties and dispositions	13,192	19,057	(5,865)	(30.8)%

Total	$107,440	$104,287	$3,153	3.0%

Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations

We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. ("Nareit"). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:

  •
  depreciation and amortization related to real estate;

  •
  gains and losses from the sale of certain real estate assets; and

  •
  impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

Due to the limitations of the FFO definition adopted by Nareit, we have made certain interpretations in applying the definition. We believe that all such interpretations not specifically provided for in the Nareit definition are consistent with the definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from

FFO, and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.

We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation excludes depreciation and amortization expense on real estate assets, thereby providing an additional perspective on our operating results. We believe that GAAP historical cost depreciation of real estate assets is not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The exclusion in Nareit's definition of FFO of impairment write- downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.

While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.

Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except percentages)
	Twelve Months Ended
	12/31/2019	12/31/2018

Net (loss) income available to common shareholders	$71,848	$(21,844)
Adjustments:
Noncontrolling interests — Operating Partnership	6,752	(2,553)
Depreciation and amortization	74,271	77,624
Less depreciation — non real estate	(322)	(305)
Less depreciation — partially owned entities	(2,059)	(2,795)
Impairment of real estate	—	19,030
Gain on sale of real estate	(97,624)	(25,245)

FFO applicable to common shares and Units	$52,866	$43,912
Adjustments to Core FFO:
Casualty loss write off	—	43
Loss on extinguishment of debt	2,360	678
Gain on litigation settlement	(6,586)	—
Severance and transitions costs	—	811
Other miscellaneous items	(113)	—

Core FFO applicable to common shares and Units	$48,527	$45,444
FFO applicable to common shares and Units	$52,866	$43,912
Dividends to preferred unitholders	537	—

FFO applicable to common shares and Units — diluted	$53,403	$43,912
Core FFO applicable to common shares and Units	$48,527	$45,444
Dividends to preferred unitholders	537	—

Core FFO applicable to common shares and Units — diluted	$49,064	$45,444
Per Share Data
Earnings (loss) per share and unit — diluted	$6.00	$(1.83)
FFO per share and unit — diluted	$4.05	$3.29
Core FFO per share and unit — diluted	$3.72	$3.41
Weighted average shares and units — diluted	13,182	13,344

APPENDIX B

INVESTORS REAL ESTATE TRUST AMENDED AND RESTATED 2015 INCENTIVE PLAN

Dated March 13, 2020

B-i

B-ii

INVESTORS REAL ESTATE TRUST
AMENDED AND RESTATED
2015 INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.1.  ADMINISTRATOR.

Administrator means the Board with respect to awards to Non-employee Trustees and in all other instances means the Committee.

1.2.  AFFILIATE.

Affiliate means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by or is under common control with the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term "control" means the ownership, directly or indirectly, of more than 50% of the total combined voting power or value of all classes of shares or interests in an entity or the power to direct the management and policies of an entity, by contract or otherwise.

1.3.  AWARD.

Award means a grant under the Plan of a Stock Award, a Stock Unit Award, an Incentive Award, a Nonqualified Stock Option, an Incentive Stock Option and a Stock Appreciation Right, in each case subject to the terms of the Plan.

1.4.  AWARD AGREEMENT.

Award Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.5.  BOARD.

Board means the Board of Trustees of the Company.

1.6.  CHANGE IN CONTROL.

Change in Control shall mean the occurrence of any of the following events:

(a)   the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of trustees ("voting securities") of the Company that represent 35% or more of the combined voting power of the Company's then outstanding voting securities, other than

  (i)    an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

  (ii)   an acquisition of securities by the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the securities of the Company, or

  (iii)  an acquisition of securities pursuant to a transaction described in clause (c) below that would not be a Change in Control under clause (c).

Notwithstanding the foregoing, the following event shall not constitute an "acquisition" by any person or group for purposes of this clause (a): an acquisition of the Company's securities by the Company which causes the Company's voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;

(b)   individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a trustee subsequent to the date hereof whose election by the Company's shareholders, or nomination for election by the Board, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)   the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction

  (i)    which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction; and

  (ii)   after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)   approval by the Company's shareholders of a liquidation or dissolution of the Company.

For purposes of clause (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company's shareholders, and for purposes of clause (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company's shareholders.

In addition, if a Change in Control (as defined in clauses (a), (b), (c) and (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.7.  CODE.

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.8.  COMMITTEE.

Committee means the Compensation Committee of the Board.

1.9.  COMMON STOCK.

Common Stock means the common shares of beneficial ownership of the Company, no par value per share.

1.10.  COMPANY.

Company means Investors Real Estate Trust, a North Dakota real estate investment trust.

1.11.  CONSULTANT.

Consultant means any individual who (a) renders bona fide services to the Company, the Partnership or an Affiliate of the Company or the Partnership, (b) is not providing those services in connection with the offer or sale of securities in a capital raising transaction and is not directly or indirectly promoting or maintaining a market for the Company's securities and (c) the individual is a natural person who has contracted directly with the Company, the Partnership or an Affiliate of the Company or the Partnership to render such services.

1.12.  CONTROL CHANGE DATE.

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.13.  EXCHANGE ACT.

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.14.  EXERCISE PRICE.

Exercise Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to a Stock Option.

1.15.  FAIR MARKET VALUE.

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator selects) for such date, or if the

Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange.

1.16.  GRANT PRICE.

Grant Price means the price established at the time of grant of a SAR, which is used to determine the amount paid or shares of Common Stock delivered upon the exercise of the SAR.

1.17.  INCENTIVE AWARD.

Incentive Award means an award granted to a Participant under Article X, subject to such terms and conditions as may be prescribed by the Administrator.

1.18.  INCENTIVE STOCK OPTION.

Incentive Stock Option or "ISO" means an Award that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

1.19.  NON-EMPLOYEE TRUSTEE.

Non-employee Trustee means a member of the Board who is not an employee of the Company or an Affiliate of the Company.

1.20.  NONQUALIFIED STOCK OPTION.

Nonqualified stock option means an Award that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

1.21.  PARTICIPANT.

Participant means an individual: (a) who is either (i) an employee of the Company, an Affiliate of the Company, the Partnership or an Affiliate of the Partnership, (ii) a member of the Board or (iii) a Consultant; (b) who, in each case, satisfies the requirements of Article IV; and (c) who is selected by the Administrator to receive a Stock Award, a Stock Unit Award, an Incentive Award, Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right or a combination thereof.

1.22.  PARTNERSHIP.

Partnership shall mean IRET Properties, a North Dakota Limited Partnership.

1.23.  PERFORMANCE GOAL.

Performance Goal shall mean the goals established by the Committee, which may be a condition to the vesting or settlement of all or a portion of an award. Such goals may be based on one or more of the following with respect to the Company, the Partnership, and any Affiliate or any division or operating unit thereof: (1) funds from operations and funds from operations per share and unit; (2) United States generally accepted accounting principles ("GAAP") earnings per share; (3) improvement in economic vacancy or other operational targets; (4) asset growth; (5) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus); (6) net income (before or after taxes); (7) reduction in expenses; (8) pre-tax or after-tax operating income; (9) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interests, taxes, depreciation and amortization); (10) gross revenue; (11) working capital; (12) profit margin or gross profits; (13) Fair

Market Value; (14) cash flow or cash flow per share (before or after dividends); (15) cash flow return on investment; (16) return on capital (including return on total capital or return on invested capital); (17) return on assets or net assets; (18) market share; (19) pre-tax or after-tax earnings per share; (20) pre-tax or after-tax operating earnings per share; (21) total stockholder return; (22) growth measures, including revenue growth, as compared with a peer group or other benchmark; (23) economic value-added models or equivalent metrics; (24) comparisons with various stock market indices; (25) improvement in or attainment of expense levels or working capital levels; (26) operating margins, gross margins or cash margins; (27) year-end cash; (28) debt reductions; (29) stockholder equity; (30) regulatory achievements; (31) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; (32) customer satisfaction; (33) operating efficiency, productivity ratios; or (34) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, division and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders' equity and/or shares outstanding, or to assets or net assets. To the extent applicable, the measures used in setting performance criteria set under the Plan for any given performance period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company's audited financial statements, without regard to: (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP; (ii) changes in accounting, unless, in each case, the Administrator decides otherwise within the applicable period; or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Administrator may provide that such calculation shall be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Administrator.

1.24.  PLAN.

Plan means the Investors Real Estate Trust Amended and Restated 2015 Incentive Plan.

1.25.  STOCK APPRECIATION RIGHT.

Stock Appreciation Right or "SAR" means an Award granted under Article VIII, subject to such terms and conditions as may be prescribed by the Administrator.

1.26.  STOCK AWARD.

Stock Award means an award of shares of Common Stock granted to a Participant under Article VI, subject to such terms and conditions as may be prescribed by the Administrator. For the avoidance of doubt, the term "Stock Award" does not include shares of Common Stock issued in settlement of a Stock Unit Award or an Incentive Award.

1.27.  STOCK OPTION.

Stock Option means an Award granted under Article VII, which Award may be an Incentive Stock Option or a Nonqualified Stock Option and which shall be subject to such terms and conditions as may be prescribed by the Administrator.

1.28.  STOCK UNIT.

Stock Unit represents the right to receive one share of Common Stock or an amount based on the value of one share of Common Stock, or a combination of both.

1.29.  STOCK UNIT AWARD.

Stock Unit Award means an award of Stock Units granted to a Participant under Article IX, subject to such terms and conditions as may be prescribed by the Administrator.

1.30.  SUBSTITUTE AWARD.

Substitute award means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, or any Affiliate or with which the Company or any Affiliate combines.

ARTICLE II
ESTABLISHMENT AND PURPOSES

The Company previously adopted the Investors Real Estate Trust 2015 Incentive Plan (the "Prior Plan") to assist the Company and its Affiliates to attract, retain and motivate officers, directors, employees (including prospective employees) and consultants, and to promote the alignment of their interests with those of its stockholders. The Company hereby amends and restates the Prior Plan, as set forth herein, and renames the Prior Plan the Investors Real Estate Trust Amended and Restated 2015 Incentive Plan (herein, the "Plan").

The Plan is intended to (a) assist the Company and its Affiliates in recruiting and retaining key employees, members of the Board and Consultants; (b) authorize the grant of incentive compensation opportunities for such persons; and (c) encourage such persons to align their interests with those of the Company and its shareholders by enabling such persons to participate in the future success of the Company and its Affiliates. The Plan is intended to permit the grant of Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options and SARs.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the transferability or forfeitability of an Award, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions or any provision of the Plan (a) the Committee may accelerate the time at which a Stock Award may become transferable or non-forfeitable or the time at which a Stock Unit Award or an Incentive Award may be settled or the time at which a Stock Option or SAR may be exercisable

(i) in connection with a termination of employment or service (including but not limited to death, disability, retirement or involuntary termination) or (ii) if the award has been outstanding for at least one year; and (b) up to 30,000 shares of Common Stock may be issued under the Plan without regard to the preceding clause (a) or the minimum vesting requirements of Sections 6.2, 7.2, 8.2, 9.2 or 10.2 (either pursuant to the original terms of the award or acceleration). In addition, the Administrator shall have complete authority to interpret all provisions of this Plan and any award granted under the Plan; to prescribe the form of Award Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award Agreement or Award. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV
ELIGIBILITY

4.1.  GENERAL.

Any Participant is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such individual has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company.

4.2.  GRANTS.

The Administrator will designate Participants to whom Awards are to be granted and will specify the number of shares of Common Stock subject to each Award or grant. All Awards granted under this Plan shall be evidenced by Award Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt.

ARTICLE V
STOCK SUBJECT TO PLAN

5.1.  SHARES ISSUED.

Upon the award of shares of Common Stock pursuant to a Stock Award or the settlement of a Stock Unit Award, an Incentive Award, Stock Option or SAR, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.

5.2.  AGGREGATE LIMIT.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 425,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XI and Section 5.4. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this

Section 5.2, the number of shares available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential payouts the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. Any of the authorized shares of Common Stock may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

5.3.  INDIVIDUAL LIMITATIONS.

Subject to the limitation set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) Awards covering more than 100,000 shares of Common Stock or (ii) Awards exceeding $7,500,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes). Notwithstanding the preceding sentence, no Participant who is a Non-employee Trustee may, in any calendar year, be granted Awards, taken together with any cash fees paid during the fiscal year to the Non-employee Director, in respect of the Director's service as a member of the Board during such year (including service as a member or chair of any committees of the Board) exceeding $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes). The limitations set forth in this Section 5.3 shall be subject to adjustment as provided in Article XI.

5.4.  SHARE ADD-BACKS.

If any shares of Common Stock subject to Awards granted under the Plan are cancelled, forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock, or if any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, the shares of Common Stock subject to the Award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

In the event that any withholding tax liabilities resulting from an Award granted under the Plan are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for future grants of Awards. Furthermore, shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards by a company acquired by the Company or an Affiliate of the Company, or with which the Company or an Affiliate of the Company combines, shall not reduce the maximum aggregate number of shares of Common Stock available for issuance under the Plan.

ARTICLE VI
STOCK AWARDS

6.1.  AWARDS.

In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan Section 5.3, the Administrator shall, on the grant date of the award, designate Participants to whom a Stock Award is to be granted and specify the number of shares of Common Stock covered by such award as well as any terms, conditions and restrictions applicable to such award.

6.2.  VESTING.

Except as provided in Article III, the Administrator, on the grant date of the award, shall specify to what extent a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a stated term or subject to such other terms, conditions and restrictions as set forth in the Award Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Administrator, including objectives stated with respect to Performance Goals, or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period of restriction until full vesting shall be at least one year.

6.3.  SHAREHOLDER RIGHTS.

Prior to their forfeiture (in accordance with the terms of the Award Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and to vote the shares; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that do not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the shares underlying the Stock Award become non-forfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award; (iii) the Company shall retain custody of any certificates evidencing shares of Common Stock granted pursuant to a Stock Award; and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

6.4.  DISPOSITION OF SHARES.

A Participant may not sell or otherwise dispose of the shares of Common Stock acquired under a Stock Award except in compliance with the Company's Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.

ARTICLE VII
STOCK OPTIONS

7.1.  AWARDS.

In accordance with the provisions of this Article VII and subject to the limitations set forth in Section 5.3, the Administrator shall, on the grant date of the Award, designate Participants to whom a Stock Option Award is to be granted and shall specify the number of shares of Common Stock covered by the Award as well as any terms, conditions and restrictions applicable to such Award.

7.2.  EARNING THE AWARD.

Except as provided in Article III, the Administrator, on the grant date of an Award, shall specify to what extent award of a Stock Option Award will be earned upon the satisfaction of certain requirements as set forth in the Award Agreement. By way of example and not of limitation, the requirements may postpone exercisability, vesting or both of the Stock Option Award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to Performance Goals, or may provide that the Stock Option Award will be forfeited if the

Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period for determining whether such requirements are satisfied shall be at least one year.

7.3.  EXERCISE PRICE.

The Exercise Price for a Stock Option Award shall be determined by the Administrator and shall be specified in the Award Agreement evidencing such Stock Option Award; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a share of Common Stock as of the Stock Option's date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Article XI.

7.4.  TERM OF STOCK OPTION.

The term of a Stock Option granted to a Participant shall be determined by the Administrator; provided, however, no Stock Option shall be exercisable later than the tenth anniversary of its date of grant.

7.5.  EXERCISE OF STOCK OPTION.

An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.6.  PAYMENT OF EXERCISE PRICE.

A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures that may be authorized by the Administrator, setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, accompanied by full payment for the shares of Common Stock. A condition of the issuance of the shares of Common Stock as to which a Stock Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Stock Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant's applicable Award Agreement as determined by the Administrator in its discretion on the date of grant:

(a)   In cash or its equivalent,

(b)   By tendering (either by actual delivery or by attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(c)   By a cashless (broker-assisted) exercise,

(d)   By authorizing the Company to withhold shares of Common Stock otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(e)   By any combination of (a), (b), (c) or (d), or

(f)    By any other method approved or accepted by the Administrator.

7.7.  SPECIAL RULES REGARDING ISOs.

Notwithstanding any provision of the Plan to the contrary, a Stock Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a)   An Option shall constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee and only if the Employee is employed by the Company, or a parent corporation or Subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Stock Option's date of grant) of the shares of Common Stock with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent a Stock Option granted to a Participant exceeds this limit, the Stock Option shall be treated as a Non-Statutory Stock Option.

(b)   No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the shares of Common Stock subject to that Incentive Stock Option on the Grant Date and (ii) that Stock Option shall expire no later than five years after its date of grant.

(c)   For purposes of continued service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(d)   If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Stock Option shall thereafter be treated as a Non-Statutory Stock Option.

(e)   Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.8.  SHAREHOLDER RIGHTS.

No Participant shall, as a result of receiving a Stock Option, have any rights as a shareholder of the Company until, and then only to the extent that, the Participant exercises the Stock Option and shares of Common Stock are issued upon such exercise to the Participant. After a Stock Option is exercised and settled by the issuance of shares of Common Stock, a Participant will have all the rights of a shareholder as to such shares of Common Stock.

7.9.  DISPOSITION OF SHARES.

A Participant may not sell or dispose of the shares of Common Stock issued in settlement of a Stock Option except in compliance with the Company's Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.

7.10.  DIVIDEND EQUIVALENTS.

No Dividend Equivalents or dividends shall accrue on or be payable under a Stock Option.

ARTICLE VIII
STOCK APPRECIATION RIGHT

8.1.  AWARDS.

In accordance with the provisions of Article VIII and subject to the limitations set forth in Section 5.3, the Administrator shall, on the grant date of the Award, designate Participants to whom a SAR is to be granted and shall specify the number of shares of Common Stock covered by the Award as well as any terms, conditions and restrictions applicable to such Award.

8.2.  EARNING THE AWARD.

Except as provided in Article III, the Administrator, on the grant date of an Award, shall specify to what extent the SARs will be earned upon the satisfaction of certain requirements as set forth in the Award Agreement. By way of example and not of limitation, the requirements may postpone exercisability, vesting or both of the SARs until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to Performance Goals, or may provide that the SAR will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period for determining whether such requirements are satisfied shall be at least one year.

8.3.  GRANT PRICE.

The Grant Price for each grant of a SAR shall be determined by the Administrator and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a share of Common Stock as of the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Article XI.

8.4.  TERM OF SAR.

The term of a SAR granted to a Participant shall be determined by the Administrator; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date.

8.5.  EXERCISE OF SAR.

A SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

8.6.  NOTICE OF EXERCISE.

A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures that may be authorized by the Administrator, setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised.

8.7.  SETTLEMENT OF SARs.

Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 8.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)
The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)
The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

8.8.  SHAREHOLDER RIGHTS.

No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company until, and then only to the extent that, the Participant exercises the SAR and shares of Common Stock are issued upon such exercise to the Participant. After a SAR is exercised and settled by the issuance of shares of Common Stock, a Participant will have all the rights of a shareholder as to such shares of Common Stock.

8.9.  DISPOSITION OF SHARES.

A Participant may not sell or dispose of the shares of Common Stock issued in settlement of a SAR except in compliance with the Company's Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.

8.10.  DIVIDEND EQUIVALENTS.

No Dividend Equivalents or dividends shall accrue on or be payable under a SAR.

ARTICLE IX
STOCK UNIT AWARDS

9.1.  AWARDS.

In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.3, the Administrator shall, on the grant date of the award, designate Participants to whom a Stock Unit Award is to be granted and shall specify the number of Stock Units covered by the award as well as any terms, conditions and restrictions applicable to such award, including whether the Stock Unit Award includes the right to receive dividend equivalents.

9.2.  EARNING THE AWARD.

Except as provided in Article III, the Administrator, on the grant date of an award, shall specify to what extent the Stock Unit Award will be earned upon the satisfaction of certain requirements as set forth in the Award Agreement. By way of example and not of limitation, the requirements may postpone transferability, vesting or both of the Stock Unit Award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to Performance Goals, or may provide that the Stock Unit Award will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Except as provided in Article III, the period for determining whether such requirements are satisfied shall be at least one year.

9.3.  PAYMENT.

In the discretion of the Administrator, the amount payable when a Stock Unit Award is earned may be settled in cash, in shares of Common Stock or a combination thereof. A fractional share shall not be deliverable when a Stock Unit Award is earned, but a cash payment will be made in lieu thereof.

9.4.  SHAREHOLDER RIGHTS.

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company until, and then only to the extent that, the Stock Unit Award is earned and Common Stock is issued in settlement of the Stock Unit Award. After a Stock Unit Award is earned and settled by the issuance of Common Stock, a Participant will have all the rights of a shareholder as to such shares of Common Stock as described in Section 6.3.

9.5.  DIVIDEND EQUIVALENTS.

The Administrator may, at the time of grant of any Stock Unit Award, include as a part of such award an entitlement to receive a payment (in cash, Common Stock, or combination thereof) equal to the ordinary cash dividends that are payable with respect to the number of shares of Common Stock covered by the award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Administrator may establish. Notwithstanding the preceding sentence, dividend equivalents payable on a Stock Unit Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the Stock Units underlying the Stock Unit Award become non-forfeitable.

9.6.  DISPOSITION OF SHARES.

A Participant may not sell or dispose of the shares of Common Stock issued in settlement of a Stock Unit Award except in compliance with the Company's Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy.

ARTICLE X
INCENTIVE AWARDS

10.1.  AWARDS.

In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.3, the Administrator shall designate Participants to whom an Incentive Award is to be granted for incentive compensation opportunities, and shall specify any terms, conditions and restrictions applicable to such award.

10.2.  TERMS AND CONDITIONS.

Except as provided in Article III, the Administrator, on the grant date of an award, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals, including objectives stated with respect to Performance Goals, as a condition to earning an Incentive Award. Except as provided in Article III, the period for determining whether such terms and conditions are satisfied shall be at least one year.

10.3.  SETTLEMENT.

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common stock or a combination of both, as determined by the Committee.

10.4.  SHAREHOLDER RIGHTS.

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock.

10.5.  DISPOSITION OF SHARES.

A Participant may not sell or dispose of the shares of Common Stock issued in settlement of an Incentive Award except in compliance with the Company's Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy

ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options and SARs may be granted under this Plan, the individual grant limitations set forth in Section 5.3, and the terms of outstanding Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options and SARs shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more nonreciprocal transactions between the Company and its shareholders such as stock dividends, stock split-ups, subdivisions or consolidations of shares or extraordinary dividend; or (ii) engages in a transaction to which Section 424 of the Code applies; or (b) there occurs any other event which, in the judgment of the Board is equitably required. Any determination made under this Article XII by the Board shall be final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options and SARs may be granted, the terms of outstanding Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options or SARs or the individual limitations set forth in Section 5.3.

The Administrator may grant Stock Awards, Stock Unit Awards, Stock Options and/or SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan, the terms of such substituted Stock Awards and Stock Unit Awards shall be as the Administrator, in its discretion, determines is appropriate.

ARTICLE XII
CHANGE IN CONTROL

12.1.  IMPACT OF CHANGE IN CONTROL.

Unless an outstanding award is assumed in accordance with Section 12.2, and notwithstanding Sections 6.2, 7.2, 8.2, 9.2 and 10.2 to the contrary, upon a Control Change Date, the Administrator is authorized to provide that (i) a Stock Award shall be transferable and non-forfeitable; (ii) a Stock Unit Award shall be earned in its entirety and converted into a transferable and non-forfeitable shares of Common Stock; (iii) an Incentive Award shall be earned, in whole or in part, in accordance with the terms of the applicable Award Agreement and (iv) Stock Options and SARs shall be non-forfeitable and fully exercisable, in accordance with the terms of the applicable Award Agreement.

12.2.  ASSUMPTION UPON CHANGE IN CONTROL.

In the event of a Change in Control, the Administrator, in its discretion and without the need for a Participant's consent, may provide that an outstanding Stock Award, Stock Unit Award, Incentive Award, Stock Option or SAR shall be assumed by, or a substitute award shall be granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Stock Award, Stock Unit Award, Incentive Award, Stock Option or SAR being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award as the Administrator determines is equitably required and such other terms and conditions as may be prescribed by the Administrator.

12.3.  CASH-OUT UPON CHANGE IN CONTROL.

Unless an outstanding award is assumed in accordance with Section 12.2, and notwithstanding Sections 6.2, 7.2, 8.2, 9.2 and 10.2 to the contrary, in the event of a Change in Control, the Administrator, in its discretion and without the need of a Participant's consent, may provide that each Stock Award, Stock Unit Award, Stock Option and SAR shall be cancelled in exchange for a payment. The medium of payment shall be cash, shares of Common Stock or other securities as received by Company shareholders in the Change in Control transaction. The amount of the payment for each share of Common Stock subject to the Stock Award or Stock Unit Award shall be an amount that is equal to the price per share received by shareholders for each share of Common Stock in the Change in Control transaction and the amount of the payment for each Stock Option and SAR shall be an amount that is equal to the product of (i) the number of shares of Common Stock subject to each Stock Option and SAR, respective and (ii) the excess of price per share received by shareholders for each share of Common Stock in the Change in Control transaction over each Stock Option's Exercise Price and each SAR's Grant Price.

12.4.  CERTAIN REDUCTION OF PARACHUTE PAYMENTS.

In connection with a Change in Control, the benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as "Payments"), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 12.4, the Parachute Payments will be reduced pursuant to this

Section 12.4 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant's total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the "Capped Payments"). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 12.4, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 12.4 ("Overpayments"), or that additional amounts should be paid or distributed to the Participant under this Section 12.4 ("Underpayments"). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 12.4, the term "Accounting Firm" means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 12.4, the term "Net After Tax Amount" means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 12.4, the term "Parachute Payment" means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Nothing in this Section 12.4 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or a Stock Unit Award, Incentive Award, Stock Option or SAR is settled may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.1.  EFFECT ON EMPLOYMENT OR SERVICE.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.2.  UNFUNDED PLAN.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.3.  TRANSFERABILITY.

Except as set forth in the applicable Award Agreement, all awards under the Plan shall be nontransferable except by will or the laws of descent and distribution. No right of a Participant in any award under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant.

14.4.  REIT STATUS

The Plan shall be interpreted and construed in a manner consistent with the Company's status as a real estate investment trust within the meaning of Sections 856 through 860 of the Code (a "REIT"). No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest or be settled (i) to the extent that the grant, vesting or settlement would cause the

Participant or any other person to be in violation of the stock ownership limit or any other limitation on ownership or transfer prescribed by the Company's charter or other governing documents; or (ii) if in the discretion of the Administrator, the grant, vesting or settlement of the award could impair the Company's status as a REIT.

14.5.  SECTION 83(b) ELECTIONS

No Participant may make an election under Section 83(b) of the Code with respect to the grant, vesting or settlement of an award under the Plan without the written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.

14.6.  RULES OF CONSTRUCTION.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code ("Section 409A"), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Award Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Award Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant's consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Award Agreement arises on account of the Participant's termination of employment and such payment obligation constitutes "deferred compensation" (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant's "separation from service" (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a "specified employee" (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant's separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant's estate following the Participant's death.

14.7.  EMPLOYEE STATUS.

In the event that the terms of any Stock Award, Stock Unit Award, Incentive Award, Stock Option or SAR provide that Common Stock may be issued or the Common Stock underlying the award becomes transferable and non-forfeitable thereunder or the payment of such award becomes payable thereunder only if the Participant completes a stated period of employment or continued service, the Administrator shall decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

14.8.  WITHHOLDING TAXES.

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Award Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of a Stock Unit Award, Incentive Award or SAR) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the settlement of a Stock Unit Award, the grant or vesting of a Stock Award or the exercise of a Stock Option or SAR, but only up to the minimum required tax withholding rate, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the date the Stock Award vests or the date the Stock Unit Award or Incentive Award is earned, as applicable.

14.9.  RETURN OF AWARDS; REPAYMENT.

Each Stock Award, Stock Unit Award, Incentive Award, Stock Option and SAR granted under this Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any Company recoupment or "clawback" policy as in effect on the date that the payment was made, on the date the award was granted or the date the Stock Award, Stock Unit Award or Incentive Award became vested or earned.

ARTICLE XV
AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XI), (ii) the amendment materially increases the benefits accruing to Participants under the Plan, (iii) the amendment materially changes the class of individuals eligible to become Participants or (iv) the amendment is required to be approved by shareholders by the requirements of applicable law or under the New York Stock Exchange's shareholder approval rules. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock Award, Stock Unit Award, Incentive Award, Stock Option or SAR outstanding at the time such amendment is made. In addition, without the prior approval of the Company's shareholders and except as provided for in Article XI, no Stock Option or SAR may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Stock Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a share of Common Stock.

ARTICLE XVI
DURATION OF PLAN

No Stock Award, Stock Unit Award or Incentive Award may be granted under this Plan after June 23, 2025. Awards granted on or before such date shall remain subject to their terms notwithstanding the expiration of the Plan.

 ARTICLE XVII
EFFECTIVE DATE OF PLAN

Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options and SARs may be granted under this Plan upon the Plan's approval by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of its adoption by the Board.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INVESTORS REAL ESTATE TRUST 1400 31ST AVE SW SUITE 60 MINOT, ND 58702-1988 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D09274-P38125 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INVESTORS REAL ESTATE TRUST The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Jeffrey P. Caira For Against Abstain The Board of Trustees recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 1b. Michael T. Dance 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. 1c. Mark O. Decker, Jr. 3. APPROVAL OF THE AMENDED AND RESTATED 2015 INCENTIVE PLAN. 1d. Emily Nagle Green 4. RATIFICATION OF SELECTION OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. 1e. Linda J. Hall 1f. Terrance P. Maxwell NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. John A. Schissel 1h. Mary J. Twinem Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D09275-P38125 The Investors Real Estate Trust 50th Annual Meeting of Shareholders will be held on May 19, 2020, at 9:00 a.m. CDT at the Company's offices located at 800 LaSalle Avenue, Suite 1600 Minneapolis, Minnesota 55402 This proxy is Solicited on Behalf of the IRET Board of Trustees. The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust ("IRET"), hereby appoints Mark O. Decker, Jr. and Theodore C. Cadwell, Jr., and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial interest of IRET which the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders of IRET to be held at 800 LaSalle Ave., Suite 1600, Minneapolis, Minnesota 55402, on May 19, 2020, at 9:00 a.m., CDT, or any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE AMENDED AND RESTATED 2015 INCENTIVE PLAN, AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. This Proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET. Continued and to be signed on reverse side